As filed with the Securities and Exchange Commission on August 5, 2005



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           AMENDMENT NO.1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  ------------

                                   Medical Staffing
            Nevada                  Solutions, Inc.              91-2135006
(State or Other Jurisdiction of   (Name of Registrant        (I.R.S. Employer
Incorporation or Organization)      in Our Charter)          Identification No.)


                                                    Dr. Brajnandan B. Sahay
8150 Leesburg Pike, Suite 1200                   8150 Leesburg Pike, Suite 1200
    Vienna, Virginia 22182                           Vienna, Virginia 22182
    (703) 641-8890                    7363               (703) 641-8890
 (Address and telephone          (Primary Standard     (Name, address and
   number of Principal             Industrial         telephone number of
  Executive Offices and          Classification        agent for service)
Principal Place of Business)     Code Number)


                                 With copies to:

       Clayton E. Parker, Esq.                      Matthew Ogurick, Esq.
       Kirkpatrick & Lockhart                      Kirkpatrick & Lockhart
       Nicholson Graham LLP                           Nicholson Graham LLP
201 S. Biscayne Boulevard, Suite 2000     201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                     Miami, Florida 33131
      Telephone: (305) 539-3300                 Telephone: (305) 539-3300
      Telecopier: (305) 358-7095               Telecopier: (305) 358-7095


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                                          Proposed Maximum
                                                                       Proposed Maximum      Aggregate        Amount Of
            Title Of Each Class Of                 Amount To Be         Offering Price        Offering      Registration
         Securities To Be Registered                Registered          Per Share (1)        Price (1)         Fee(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share        101,000,000 shares (3)       $0.05         $5,050,000           $594.39
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                           101,000,000 shares (3)       $0.05         $5,050,000           $594.39
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of August 1, 2005.

(2)      $319.00 of this fee has previously been paid.

(3) 100,000,000 of these shares are being registered under the Standby Equity Distribution Agreement and 1,000,000 shares are being registered under the Consultant Service Contract.


                                 -------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                                     Subject to completion, dated August 5, 2005

                        MEDICAL STAFFING SOLUTIONS, INC.
                       101,000,000 shares of Common Stock

         This prospectus (this "Prospectus") relates to the sale of up to 101,000,000 shares of common stock of Medical Staffing Solutions, Inc. ("Medical Staffing") by certain persons who are stockholders of Medical Staffing, including Cornell Capital Partners, LP ("Cornell Capital Partners"), which intends to sell up to 100,000,000 shares of common stock and Fitzgerald Galloway Management, Inc. ("Fitzgerald"), which intends to sell up to 1,000,000 shares of common stock. Please refer to "Selling Stockholders" beginning on page 15. All costs associated with this registration will be borne by Medical Staffing.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On August 1, 2005, the last reported sale price of our common stock was $0.05 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "MSSI.OB." These prices will fluctuate based on the demand for the shares of common stock.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement.


         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         These securities are speculative and involve a high degree of risk.

         Please refer to "Risk Factors" beginning on page 8.

         With  the  exception  of  Cornell   Capital   Partners,   which  is  an
"underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four (24) months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this Prospectus is ____ __, 2005.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY....................................................................................1
THE OFFERING..........................................................................................3
RISK FACTORS..........................................................................................8
FORWARD-LOOKING STATEMENTS...........................................................................14
SELLING STOCKHOLDERS.................................................................................15
USE OF PROCEEDS......................................................................................17
DILUTION.............................................................................................18
STANDBY EQUITY DISTRIBUTION AGREEMENT................................................................19
PLAN OF DISTRIBUTION.................................................................................22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION............................................24
DESCRIPTION OF BUSINESS..............................................................................34
MANAGEMENT...........................................................................................38
PRINCIPAL STOCKHOLDERS...............................................................................41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................................42
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.......43
DESCRIPTION OF SECURITIES............................................................................44
EXPERTS..............................................................................................46
LEGAL MATTERS........................................................................................46
HOW TO GET MORE INFORMATION..........................................................................46
PART II  ..........................................................................................II-1
FINANCIAL STATEMENTS................................................................................F-1

                               PROSPECTUS SUMMARY

Introduction


         This offering relates to the sale of common stock by Cornell Capital Partners, who intends to sell up to 100,000,000 shares of common stock under the Standby Equity Distribution Agreement and by Fitzgerald, who intends to sell up to 1,000,000 shares of common stock, which were issued to Fitzgerald pursuant to a ninety (90) day consultant service contract (the "Consultant Service Contract") dated April 8, 2005. The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering.

Overview

         Medical Staffing was a developmental stage business and generated no revenue from its inception in June 2001 until it acquired its wholly-owned subsidiary, TeleScience International, Inc. ("TeleScience"), in September 2003. We have now become a small government contracting firm. We presently provide, through TeleScience, health-related staffing services to Federal and State governmental clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and state correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas.
Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. We are currently moving toward providing similar services, commencing with nursing services, to non-governmental care facilities. On July 1, 2005 we completed our acquisition of all of the assets, properties, privileges, rights, interests, business and goodwill belonging to, and certain liabilities of, Nurses PRN, LLC through our wholly-owned subsidiary, Nurses PRN Acquisition Corp. ("NPRN" and together with TeleScience and Medical Staffing, the "Company"). NPRN is a provider of per diem nurses to private hospitals. NPRN maintains a listing of nurses having a variety of skills who may be called upon to fill appropriate open shift positions at hospitals. NPRN establishes relationships with various hospitals who call upon NPRN as they have needs for nurses due to vacancies created by vacations, increased patient loads or similar situations as well as for extended periods. We also have a relationship which we expect will lead to our making re-sales of third party products to the Federal and state Homeland Security agencies. The initial products we expect to sell include decontamination products, decontamination vehicles and supplies such as safety masks, gowns and hoods. Additional products have not yet been identified and will be a function of governmental needs and our associates' ability to identify appropriate sources. We have also established a relationship which we expect will lead to our providing information technology services to the Federal Government. We are exploring the prospects of providing these services to the Department of Defense.

         Since our inception, we have not been profitable and have lost money on both a cash and non-cash basis. In addition, future losses are likely to occur, as we are dependent on spending money to pay for our operations. As such, we may not be successful in reaching or maintaining profitable operations. Based on our current budget assessment, and excluding any acquisitions which may occur in the remaining part of 2005, we believe that we will need to obtain approximately $2 million in additional debt or equity capital from one (1) or more sources to fund operations for the next twelve (12) months. We plan to receive the additional $2 million that we need to continue to operate for the next twelve
(12) months from the Standby Equity Distribution Agreement that we have in place with Cornell Capital Partners.

      Medical Staffing is not selling any shares of common stock in this offering and therefore will not directly receive any proceeds from this offering. Medical Staffing may, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. The Company may choose to pay down all or a portion of the amounts due under the outstanding promissory notes issued to Cornell Capital Partners with the proceeds to be received under the Standy Equity Distribution Agreement.

Illiquid Security

         Investors purchasing common stock of Medical Staffing in this offering may be receiving an illiquid security, as our common stock is approved for trading on the Over-the-Counter Bulletin Board and the Over-the-Counter Bulletin Board is generally characterized by low trading volume, thus this may provide a limited liquidity into the market for our shares. As a result of the foregoing, our shareholders may be unable to liquidate their shares.

Going Concern

         For the quarter ended March 31, 2005, Medical Staffing had an accumulated deficit of $5,775,193 and a working capital deficiency of $240,183. As reflected in Medical Staffing's audited financial statements for the twelve
(12) months ended December 31, 2004, Medical Staffing's accumulated deficit of $5,428,529 and its working capital deficiency of $869,038 raise substantial doubt about its ability to continue as a going concern. The ability of Medical Staffing to continue as a going concern is dependent on Medical Staffing's ability to raise additional debt or capital, including the ability to raise capital under the Standby Equity Distribution Agreement. The financial statements for December 31, 2004 do not include any adjustments that might be necessary if Medical Staffing is unable to continue as a going concern.

About Us

         Our principal executive offices are located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182. Our telephone number is (703) 641-8890. The address of our website is www.telescience.com. Information on our website is not part of this Prospectus.

                                  THE OFFERING


         This offering relates to the sale of common stock by certain persons who are stockholders of Medical Staffing. Cornell Capital Partners is a stockholder of Medical Staffing who intends to sell up to 100,000,000 shares of common stock under the Standby Equity Distribution Agreement. Fitzgerald is a stockholder of Medical Staffing who intends to sell up to 1,000,000 shares of common stock, which were issued to Fitzgerald pursuant to the Consulting Services Contract dated April 8, 2005.

         On March 11, 2004, Medical Staffing entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, Medical Staffing may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. The amount of each advance under the Standby Equity Distribution Agreement is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven (7) trading days of a prior advance.

         The purchase price for the shares of common stock under the Standby Equity Distribution Agreement is equal to one hundred percent (100%) (or ninety-five percent (95%) after taking into account the five percent (5%) underwriting discount to be received in cash and not in shares of common stock) of the lowest volume weighted average price of the common stock during the five
(5) trading days following the notice date. The daily volume weighted average price is calculated by totaling the dollar amount traded for every transaction (selling price multiplied by the shares traded) and then dividing by the total shares traded for the day.

         Prior to this registration statement, Medical Staffing previously made draws totaling $2,440,000 under the Standby Equity Distribution Agreement, in accordance with a registration statement declared effective by the Securities and Exchange Commission on May 14, 2004.

         At an assumed offering price of $0.05 per share, as determined under the Standby Equity Distribution Agreement, Medical Staffing will be able to receive $5,000,000 in gross proceeds, assuming the sale of the entire 100,000,000 shares being registered under this registration statement. The proceeds may first be applied to pay amounts due under the outstanding promissory notes issued to Cornell Capital Partners, at the sole discretion of Medical Staffing. If Medical Staffing drew down on the entire $15 million available under the Standby Equity Distribution Agreement, Cornell Capital
Partners would receive an aggregate underwriting discount equal to $750,000, exclusive of the one-time commitment fee Cornell Capital Partners received in the form of 750,000 shares of common stock of Medical Staffing.

         The Company would be required to register 151,200,000 additional shares at this assumed offering price to obtain the balance of $12,560,000 available under the Standby Equity Distribution Agreement. Based on the limited number of available authorized shares of common stock, Medical Staffing would need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the Standby Equity Distribution Agreement.

         There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in Medical Staffing's stock price and our inability to draw sufficient funds when needed.

         Cornell Capital Partners will be purchasing its shares of common stock under the Standby Equity Distribution Agreement at a discount to the market price and will, in turn, sell its shares to investors in the market at the market price. This will likely cause our stock price to decline, which will require Medical Staffing to issue increasing numbers of shares to Cornell Capital Partners to raise the same amount of funds, as our stock price declines. There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by Medical Staffing and the number of shares to be issued under the Standby Equity Distribution Agreement at an assumed offering price of $0.05 per share and twenty five percent (25%), fifty percent (50%) and seventy five percent (75%) discounts to the assumed offering price.

         The outstanding promissory notes issued to Cornell Capital Partners on January 5, 2005 and April 26, 2005, as amended, accrue interest at twelve percent (12%) per year and mature on January 5, 2006 and in December 2005, respectively. The promissory notes are due at maturity, regardless of the availability of proceeds under the Standby Equity Distribution Agreement, unless an extension is mutually agreed to by Cornell Capital Partners and Medical Staffing in writing. Therefore, Medical Staffing may choose whether to pay the amounts due at maturity with non-Standby Equity Distribution Agreement funds or to use proceeds from the Standby Equity Distribution Agreement to pay down the promissory notes. If the promissory notes are not paid in full when due, the outstanding principal owed thereunder will be due and payable in full together with interest thereon at the rate of twenty four percent (24%) per year or the highest permitted by applicable law, if lower. Proceeds from the outstanding promissory notes were used to fund the acquisition of Nurses PRN, LLC, which was completed on July 1, 2005.

Net Cash To Medical Staffing:

Purchase Price:                          $0.05          $0.0375          $0.0250           $0.0125
No. of Shares(1):                  100,000,000      100,000,000      100,000,000       100,000,000
Total Outstanding(2):              275,253,677      275,253,677      275,253,677       275,253,677
Percent Outstanding(3):                 36.33%           36.33%           36.33%            36.33%
Net Cash to Medical Staffing(4):    $4,665,000      $ 3,477,500      $ 2,290,000       $ 1,102,500

(1) Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.

(4) Net cash equals the gross proceeds minus the five percent (5%) underwriting discount and minus $85,000 in offering expenses. The proceeds may first be used to pay amounts due under the outstanding promissory notes issued to Cornell Capital Partners, at the sole discretion of Medical Staffing.

Number of Shares To Be Issued To Receive Gross Proceeds Of $15 Million:

Purchase Price:                                     $0.05            $0.0375            $0.0250              $0.0125
No. of Shares(1):                           300,000,000(2)     400,000,000(2)     600,000,000(2)     1,200,000,000(2)
Total Outstanding(4):                    475,253,677(3)(5)  575,253,677(3)(5)  775,253,677(3)(5)  1,375,253,677(3)(5)
Percent Outstanding(6):                             63.12%             69.53%             77.39%               87.26%
Gross Proceeds to Medical Staffing(7):         $15,000,000        $15,000,000        $15,000,000         $15,000,000

(1) We are only registering 100,000,000 shares of common stock under this Prospectus pursuant to the Standby Equity Distribution Agreement. We will need to register additional shares of common stock to obtain the entire $15 million available under the Standby Equity Distribution Agreement at these stated purchase prices.

(2) Represents that total number of shares of common stock which would need to be issued at the stated purchase price.

(3) At the stated purchase price and based on the limited number of available authorized shares of common stock, Medical Staffing would need to obtain shareholder approval to increase the authorized shares of common stock to obtain the entire $15 million available under the Standby Equity Distribution Agreement.

(4) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(5) Medical Staffing's current Articles of Incorporation, as amended, authorize the issuance of 300,000,000 shares of common stock.

(6) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(7) If Medical Staffing drew down on the entire $15 million available under the Standby Equity Distribution Agreement, Cornell Capital Partners would receive an aggregate underwriting discount equal to $750,000, exclusive of the one-time commitment fee Cornell Capital Partners received in the form of 750,000 shares of common stock of Medical Staffing.

Common Stock Offered                                             101,000,000 shares by selling stockholders

Offering Price                                                   Market price

Common Stock Outstanding Before the Offering(1)                  175,253,677 shares as of August 1, 2005

Use of Proceeds                                                  We will not  receive any  proceeds  of the shares  offered by the selling  stockholders.  Any  proceeds we receive from the sale of common  stock under the Standby  Equity  Distribution
                                                                 Agreement will be used for general working  capital  purposes
                                                                 and  for  the  payment  of  amounts   outstanding  under  the
                                                                 existing   promissory   notes   issued  to  Cornell   Capital
                                                                 Partners,  at the  discretion of Medical  Staffing.  See "Use of Proceeds."

Risk Factors                                                     The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                                 "Dilution."

Over-the-Counter Bulletin Board Symbol                           MSSI.OB


---------------

1 Excludes up to 100,000,000 shares of common stock to be issued under the Standby Equity Distribution Agreement.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                                                           FOR QUARTER ENDED   FOR YEAR ENDED
STATEMENTS OF OPERATIONS                                                                       MARCH 31,        DECEMBER 31,
                                                                                                 2005               2004
                                                                                           -----------------   --------------
Revenue                                                                                        $   1,646,090     $ 6,734,564
Cost of sales                                                                                      1,125,561       5,018,601
                                                                                           -----------------   --------------
Gross profit                                                                                         520,529       1,715,963
                                                                                           -----------------   --------------
Operating expenses:
  Administrative payroll, benefits and overhead costs                                                518,266       2,046,954
  General and administrative expenses                                                                267,949       1,371,377
  Depreciation and amortization                                                                       18,711          61,726
                                                                                           -----------------   --------------
    TOTAL OPERATING EXPENSES                                                                         804,926       3,480,057
                                                                                           -----------------   --------------
Total Other Income (Expenses)                                                                        (62,267)       (347,569)
                                                                                           -----------------   --------------
Net Loss Applicable to Common Shares                                                           $    (346,664)    $(2,111,663)
                                                                                           =================   ==============
Net Loss Per Basic and Diluted Shares                                                          $       (0.00)    $     (0.03)
                                                                                           =================   ==============

                                                                                                                  MARCH 31,
BALANCE SHEET DATA                                                                                                  2005
                                                                                                                 -----------
Cash and cash equivalents                                                                                        $ 1,567,195
Accounts receivable, net of allowance for doubtful accounts of $46,096                                             1,229,936
Prepaid expenses                                                                                                      31,080
                                                                                                                 -----------
    Total current assets                                                                                         $ 2,828,211
                                                                                                                 -----------
Fixed assets, net of depreciation                                                                                     55,103
Loan commitment fees, net                                                                                             52,500
Deposits                                                                                                              55,643
                                                                                                                 -----------
    TOTAL ASSETS                                                                                                 $ 2,991,457
                                                                                                                 ===========
Current liabilities:
  Note payable - current portion                                                                                 $   764,763
  Promissory note payable                                                                                          1,300,000
  Due to related parties                                                                                              83,333
  Accounts payable and accrued expenses                                                                              857,298
  Loan payable - officer / litigation settlement payable                                                              63,000
                                                                                                                 -----------
    Total current liabilities                                                                                      3,068,394
                                                                                                                 -----------
    Total liabilities                                                                                              3,068,394
                                                                                                                 -----------

                                                                                                                  MARCH 31,
BALANCE SHEET DATA                                                                                                  2005
                                                                                                                 -----------
Stockholders' (deficit)
  Preferred stock, $.001 par value; 30,000,000 shares authorized
    0 shares issued and outstanding                                                                                       --
  Common stock, $.001 par value; 300,000,000 shares authorized
    151,788,053 shares issued and outstanding                                                                        151,788
  Additional paid-in capital                                                                                       5,546,468
  Deficit                                                                                                         (5,775,193)
                                                                                                                 -----------
    Total stockholders' (deficit)                                                                                    (76,937)
                                                                                                                 -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                                                                $ 2,991,457
                                                                                                                 ===========

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                          Risks Related To Our Business

Medical Staffing Has Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations


         Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the quarter ended March 31, 2005 and the year ended December 31, 2004, we incurred losses of $346,664 and $2,111,663, respectively. Our accumulated deficit was $5,775,193 for the quarter ended March 31, 2005, and $5,428,529 for the year ended December 31, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. We may not be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted, which could cause Medical Staffing to curtail its operations.


We Have Been The Subject Of A Going Concern Opinion For December 31, 2004 and December 31, 2003, From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Funding


         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2004 and December 31, 2003, which states that the financial statements raise substantial doubt as to Medical Staffing's ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for twelve (12) months with the cash currently on hand, anticipated from our operations and from the Standby Equity Distribution Agreement entered into by Medical Staffing with Cornell Capital Partners on March 11, 2004. Based on our current budget assessment, and excluding any acquisitions which may occur in the remaining part of 2005, we believe that we will need to obtain approximately $2 million in additional debt or equity capital from one (1) or more sources to fund operations for the next twelve (12) months. These funds are expected to be obtained from the sale of securities, including the sale of stock under the Standby Equity Distribution Agreement.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On March 31, 2005 Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

         We had a working capital deficit of $240,183 at March 31, 2005, which means that our current liabilities as of that date exceeded our current assets on March 31, 2005 by $240,183. Current assets are assets that are expected to be converted to cash within one (1) year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2005 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future plans.


Medical Staffing Will Need To Raise Additional Capital Or Debt Funding To Sustain Operations Which May Not Be Available Which Could Be Materially Harmful To Our Business

         Unless Medical Staffing can become profitable with the existing sources of funds we have available, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. Financing, whether from external sources or related parties, may not be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

The Terms Of The Standby Equity Distribution Agreement May Restrict Our Ability To Obtain Necessary Financing And Could Impede Us From Using Our Securities As Consideration In Contracts Related To Our Operations

         Under the Standby Equity Distribution Agreement, we are restricted, during the commitment period of the Standby Equity Distribution Agreement, from issuing or selling any of our common stock without consideration or for consideration per share less than the bid price of a share of our common stock on the date of issuance. In addition, we are restricted from granting additional security interests in our assets. We are also restricted from issuing or selling any derivative security or other security granting the holder the right to acquire our common stock without consideration or for consideration per share less than the bid price of a share of common stock on the date of issuance. These restrictions could impede us from using our securities as consideration in contracts related to our operations, including, but not limited to, common stock issued to consultants and vendors and obtaining additional financing. This may force us to use our limited cash to pay third parties as opposed to issue our securities and may also lead to certain parties deciding to not enter into contracts with us an provide us with necessary financing. If we have difficulty in entering into contracts related to our operations or obtaining additional financing, we may be forced to curtail or cease our business operations.


Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Shareholders' Ability To Sell Shares Of Our Common Stock


         There has been a limited public market for our common stock and a more active trading market for our common stock may not develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These factors may negatively impact shareholders' ability to sell shares of Medical Staffing's common stock.

Our Common Stock May Be Affected By Sales Of Short Sellers, Which May Affect Shareholders' Ability To Sell Shares Of Our Common Stock

         As stated above, our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. These fluctuations could cause short sellers to enter the market from time to time in the belief that Medical Staffing will have poor results in the future. The market for our stock may not be stable or appreciate over time and the sale of our common stock may negatively impact shareholders' ability to sell shares of Medical Staffing's common stock.

         In addition, the significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could further encourage short sales by third parties. This could place further downward pressure on the price of our common stock.


Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o        With a price of less than $5.00 per share;

         o        That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or


         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three
                  (3) years) or $10.0 million (if in continuous operation for less than three (3) years), or with average revenues of less than $6.0 million for the last three (3) years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations


         Our success largely depends on the efforts and abilities of key executives, including Dr. Brajnandan B. Sahay, our Chairman of the Board, President, Chief Executive Officer and Acting Principal Financial Officer. The loss of the services of Dr. Sahay could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Dr. Sahay. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

                         Risks Related To This Offering

Future Sales By Our Stockholders May be Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings


         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 175,253,677 shares of common stock outstanding as of August 1, 2005, zero
(0) shares are, or will be, freely tradable without restriction, unless held by our "affiliates" 64,460,067 shares of common stock, which will be held by existing stockholders, including the officers and Directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.


Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement


         The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on August 1, 2005 at an assumed offering price of $0.05 per share, as determined under the Standby Equity Distribution Agreement, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0318 per share. Dilution per share at prices of $0.0375, $0.0250 and $0.0125 per share would be $0.0240, $0.0162 and $0.0084, respectively.


         As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock Under The Standby Equity Distribution Agreement


         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at the lowest volume weighted average price for the five (5) days immediately following the notice date of an advance. In addition, Cornell Capital Partners will receive a five percent (5%) underwriting discount from each advance in cash. These discounted sales could cause the price of our common stock to decline.

         Cornell Capital Partners will be purchasing its shares of common stock under the Standby Equity Distribution Agreement at a discount to the market price and will, in turn, sell its shares to investors in the market at the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners will get more shares. This will likely cause our stock price to decline, which will require Medical Staffing to issue increasing numbers of shares to Cornell Capital Partners to raise the same amount of funds, as our stock price declines. This could result in substantial dilution to the interests of other holders of common stock.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

         Cornell Capital Partners will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to sell any shares of our common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

         In addition, Cornell Capital Partners is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell Capital Partners, which is prior to the date the stock is delivered to Cornell Capital Partners. Cornell Capital
Partners may sell such shares any time after we deliver an advance notice. Accordingly, Cornell Capital Partners may sell such shares during the pricing period. Such sales may cause our stock price to decline.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

         The selling stockholders intend to sell in the public market 101,000,000 shares of common stock being registered in this offering. That means that up to 101,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of Medical Staffing and those shareholders who are significant shareholders as defined by the Securities and Exchange Commission will continue to be subject to the provisions of various insider trading and Rule 144 regulations.


         If our stock price declines, Medical Staffing will be required to issue increasing numbers of shares to Cornell Capital Partners under the Standby Equity Distribution Agreement to raise the same amount of funds.


The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

         In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being sold into the market exceed the market's desire to purchase the increased stock or if Medical Staffing has not performed in such a manner to show that the equity funds raised will be used to grow Medical Staffing. Such an event could place further downward pressure on the price of common stock. Medical Staffing may request numerous draw downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if Medical Staffing uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to Medical Staffing the opportunity exists for short sellers (i.e. sellers who do not actually own our shares at the time of their sale) to contribute to the future decline of Medical Staffing's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more, which, in turn, may cause current owners of our stock to sell their shares; thereby contributing to sales of stock in the market. If there are more investors selling our stock then there are investors desiring to purchase our stock, the market for our stock the price will necessarily decline.


         It is not possible to predict the circumstances whereby short sales could materialize or the price to which our stock price could drop. In some companies that have been subjected to short sales, the stock price dropped to near zero (0). This could happen to Medical Staffing.


The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed


         We are dependent on external financing to fund our operations. We anticipate that a portion of our financing needs will be funded through a factoring agreement we entered into with SYSTRAN Financial Service Corporation on June 27, 2005, and a portion of our financing needs will be provided by the Standby Equity Distribution Agreement. No assurances can be given that our Standby Equity Distribution Agreement financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum drawdown of $250,000 during any seven (7) trading day period. In addition, the number of shares being registered may not be sufficient to draw all funds available to us under the Standby Equity Distribution Agreement. Based on the assumed offering price of $0.05 and the 100,000,000 shares we are registering, we would not be able to draw the entire $15 million available under the Standby Equity Distribution Agreement. At this assumed offering price, we will be able to draw $5,000,000 with the 100,000,000 shares being registered. Medical Staffing would be required to register 151,200,000 additional shares at this assumed offering price to obtain the remaining $12,560,000 available under the Standby Equity Distribution Agreement. Further, we may repay the promissory notes issued to Cornell Capital Partners with the proceeds received under the Standby Equity Distribution Agreement, which will prevent us from using these proceeds for our current financing needs.

We May Not Be Able To Draw Down Under The Standby Equity Distribution Agreement If The Investor Holds More Than 9.9% Of Our Common Stock


         In the event Cornell Capital Partners holds more than 9.9% of the then-outstanding common stock of Medical Staffing, we will be unable to draw down on the Standby Equity Distribution Agreement. Although Cornell Capital Partners may not hold more than 9.9% of the then-outstanding common stock of Medical Staffing at any one time, this restriction does not prevent Cornell Capital Partners from selling some of its holdings and then receiving additional shares. Therefore, Cornell Capital Partners has, and may, sell more than these limits while never holding more than those limits. Currently, Cornell Capital Partners has beneficial ownership of zero percent (0%) of our common stock and therefore we would be able to make limited draw downs on the Standby Equity Distribution Agreement so long as Cornell Capital Partners' beneficial ownership remains below 9.9%. If Cornell Capital Partner's beneficial ownership becomes 9.9% or more, we would be unable to draw down on the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

Cornell Capital Partners May Sell Shares Of Our Common Stock During An Applicable Pricing Period Under the Standby Equity Distribution Agreement Which Could Contribute To The Decline Of Our Stock Price

         The sale of common stock to be acquired by Cornell Capital Partners pursuant to an advance request made by Medical Staffing under the Standby Equity Distribution Agreement during an applicable pricing period could cause downward pressure on the price of our common stock and, therefore, contribute to the decline of our stock price.

                           FORWARD-LOOKING STATEMENTS


         Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Medical Staffing. A description of each selling shareholder's relationship to Medical Staffing and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                            Percentage
                                                                                of
                                           Percentage                       Outstanding
                                               of         Shares to be     Shares to Be                       Percentage
                                          Outstanding       Acquired         Acquired                          of Shares
                             Shares          Shares         under the        under the                        Beneficially
                          Beneficially    Beneficially       Standby          Standby                            Owned
                             Owned           Owned           Equity           Equity         Shares to be        After
                             Before          Before       Distribution     Distribution      Sold in the       Offering
Selling Stockholder         Offering      Offering (1)      Agreement        Agreement         Offering           (1)
-------------------         --------      ------------      ---------        ---------         --------           ---

                             Shares Acquired in Financing Transactions with Medical Staffing

Cornell Capital
  Partners, LP                       0              0%      100,000,000           36.33%      100,000,000(2)           0%

                                                   Consultants and Others

Fitzgerald Galloway
  Management, Inc.           1,000,000               *               --              --         1,000,000(3)           0%
                             ---------       ---------      -----------           -----         -----------        ------
Total                        1,000,000               *      100,000,000           36.33%        101,000,000            0%
                             ---------       ---------      -----------           -----         -----------        ------


---------------

*        Less than one percent (1%).

(1) Applicable percentage of ownership is based on 175,253,677 shares of common stock outstanding as of August 1, 2005, together with securities exercisable or convertible into shares of common stock within sixty
         (60) days of August 1, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of August 1, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations
         - percentage computation is for form purposes only.

(2) Includes the 100,000,000 shares that may be acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement.

(3)      Includes the 1,000,000  shares  issued by Medical  Staffing on April 4,
         2005.

         The following information contains a description of each selling shareholder's relationship to Medical Staffing and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Medical Staffing, except as follows:

Shares Acquired In Financing Transactions With Medical Staffing


         Cornell Capital Partners, LP. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC ("Yorkville Advisors"). Mr. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Medical Staffing. Those transactions are explained below:

              o Standby Equity Distribution Agreement. On March 11, 2004, Medical Staffing entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, Medical Staffing may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. We are registering 100,000,000 shares in this offering which may be issued to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement.

         Fitzgerald Galloway Management, Inc. On April 8, 2005, Medical Staffing and Fitzgerald entered into a ninety (90) days Consulting Services Contract, pursuant to which Fitzgerald is to provide public/media relations services to Medical Staffing. In exchange for these services, Fitzgerald is to receive 1,000,000 shares of common stock from Medical Staffing which were previously issued to Fitzgerald. We are registering the 1,000,000 shares of common stock that were previously issued to Fitzgerald in this offering. Mr. Grant Fitzgerald Galloway, Fitzgerald's sole proprietor, makes the investment decisions on behalf of and controls Fitzgerald.

         With respect to the sale of these securities, all transactions are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser has access to sufficient information regarding Medical Staffing so as to make an informed investment decision. More specifically, Medical Staffing has a reasonable basis to believe that each purchaser is an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise has the requisite sophistication to make an investment in Medical Staffing's securities.

                                 USE OF PROCEEDS


         This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we may receive proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement, assuming amounts due under the outstanding promissory notes issued to Cornell Capital Partners are not paid from the use of proceeds from the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to one hundred percent (100%) (or ninety five percent (95%) after taking into account the underwriting discount of five percent (5%)) of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) days immediately following the notice date. Medical Staffing will pay Cornell Capital Partners five percent (5%) of each advance as an underwriting discount.

         Pursuant to the Standby Equity Distribution Agreement, Medical Staffing cannot draw more than $250,000 every seven (7) trading days or more than $15 million over twenty four (24) months. Based on Medical Staffing's prior draws, there is $12,560,000 remaining available under the Standby Equity Distribution Agreement.

         We anticipate that the proceeds received under the Standby Equity Distribution Agreement will be utilized for general corporate purposes and that a portion of the proceeds received may be used to repay the promissory note issued to Cornell Capital Partners. For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus a five percent (5%) underwriting discount payable to Cornell Capital Partners in cash under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds                                             $  2,500,000     $  5,000,000     $ 12,560,000(1)

Net proceeds                                                  2,290,000     $  4,665,000     $ 11,847,000


Number of shares to be issued under the Standby Equity
Distribution Agreement                                       50,000,000      100,000,000      251,200,000

------------------------------------------------------------------------------------------------------------
USE OF PROCEEDS:                                              AMOUNT           AMOUNT           AMOUNT
------------------------------------------------------------------------------------------------------------
General Working Capital                                    $    710,932     $  3,085,932     $ 10,267,932

Repayment of Outstanding Promissory Notes to Cornell
  Capital(2)                                               $  1,579,068     $  1,579,068     $  1,579,068

Total                                                      $  2,290,000     $  4,665,000     $ 11,847,000
                                                           ============     ============     ============

(1) Medical Staffing would need to register 151,200,000 additional shares of common stock to access this amount of gross proceeds under the Standby Equity Distribution Agreement at an assumed offering price of $0.05.

(2) This assumes that Medical Staffing will choose to repay the outstanding promissory notes at or before maturity with non-Standby Equity Distribution Agreement funds. These figures represent the total amount due on the promissory notes at June 7, 2005, including all interest accrued to that date. The $2,000,000 and $500,000 promissory notes were issued on January 5, 2005 and April 26, 2005, respectively, accrue interest at twelve percent (12%) per year and mature on January 5, 2006 and in December 2005, respectively. The promissory notes are due at maturity, regardless of the availability of proceeds under the Standby Equity Distribution Agreement, unless an extension is mutually agreed to by Cornell Capital Partners and Medical Staffing in writing. If the promissory notes are not paid in full when due, the outstanding principal owed thereunder will be due and payable in full together with interest thereon at the rate of twenty four percent (24%) per year or the highest permitted by applicable law, if lower. Proceeds from the outstanding promissory notes were used to fund the acquisition of Nurses PRN, LLC which was completed on July 1, 2005.


         The Standby Equity Distribution Agreement limits Medical Staffing's use of proceeds to general corporate purposes and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of Medical Staffing, except under certain limited circumstances.

                                    DILUTION


         The net tangible book value of Medical Staffing as of March 31, 2005 was a deficit of ($76,937) or ($0.0005) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Medical Staffing (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Medical Staffing, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed offering price of $0.05 per share.

         If we assume that Medical Staffing had issued 100,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.05 per share (i.e., the number of shares registered in this offering under the Standby Equity Distribution Agreement), less a retainage fee of five percent (5%) and offering expenses of $85,000, our net tangible book value as of March 31, 2005 would have been $4,588,063 or $0.0182 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0187 per share and an immediate dilution to new stockholders of $0.0318 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                                     $  0.05
Net tangible book value per share before this offering                    ($0.0005)
Increase attributable to new investors                                     $0.0187
                                                                          --------
Net tangible book value per share after this offering                                       $0.0182
                                                                                            -------
Dilution per share to new stockholders                                                      $0.0318
                                                                                            =======

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                          DILUTION
          ASSUMED           NO. OF SHARES TO BE           PER SHARE
      OFFERING PRICE             ISSUED (1)           TO NEW INVESTORS
      --------------        -------------------       ----------------
         $0.0500                100,000,000                $0.0318
         $0.0375                100,000,000                $0.0240
         $0.0250                100,000,000                $0.0162
         $0.0125                100,000,000                $0.0084


(1) This represents the maximum number of shares of common stock that are being registered under the Standby Equity Distribution Agreement at this time.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary


         On March  11,  2004,  we  entered  into a Standby  Equity  Distribution
Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $15 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay one hundred percent (100%) of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five (5) days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will receive five percent (5%) of each advance under the Standby Equity Distribution Agreement as an underwriting discount. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation had previously received 10,000 shares of our common stock, equal to approximately $1,400 based on our stock price on March 11, 2004 when the shares were issued. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement was conditioned upon us registering the shares of common stock with the Securities and Exchange Commission ("SEC") and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement. Prior to this registration statement, Medical Staffing previously made draws totaling $2,440,000 under the Standby Equity Distribution Agreement, in accordance with a registration statement declared effective by the SEC on May 14, 2004. Accordingly, Medical Staffing may draw the remaining $12,560,000 under the Standby Equity Distribution Agreement.


Standby Equity Distribution Agreement Explained


         Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven (7) trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on Medical Staffing for any of the draws other than that Medical Staffing has filed its periodic and other reports with the SEC, has delivered the stock for an advance, the trading of Medical Staffing's common stock has not been suspended. We may request advances under the Standby Equity Distribution Agreement until Cornell Capital Partners has advanced $15 million or on May 14, 2006, whichever occurs first. It is unlikely that we will be able to draw the entire remaining amount of $12,560,000 before May 14, 2006, given the limitations on the size and frequency with which we may request advances from Cornell Capital Partners, unless our stock price increases significantly.

         The amount of each advance is subject to a maximum amount of $250,000, and we may not submit an advance within seven (7) trading days of a prior advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Cornell Capital Partners' current beneficial ownership of Medical Staffing common stock is zero percent (0%). We would be permitted to make draws on the Standby Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of Medical Staffing's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.


         We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at an assumed offering price of $0.05 per share, as determined under the Standby Equity Distribution Agreement, we would issue 100,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $5,000,000. These shares would represent approximately 57.06% of our outstanding common stock upon issuance (such outstanding shares do not include the 1,000,000 being registered to Fitzgerald under the Consultant Service Contract). We are registering 100,000,000 shares of common stock for the sale under the Standby Equity Distribution Agreement. Assuming an offering price of $0.05 per share, we will be able to utilize $5,000,000 of the $12,560,000 remaining available under the Standby Equity Distribution Agreement, which may be used to pay amounts due under outstanding the promissory note issued to Cornell Capital Partners. Based on the limited number of available authorized shares of common stock, Medical Staffing would need to obtain shareholder approval to increase the authorized shares of common stock to access additional amounts under the Standby Equity Distribution Agreement. Medical Staffing would be required to register 151,200,000 additional shares at the assumed offering price of $0.05 per share to obtain the remaining $12,560,000 available under the Standby Equity Distribution Agreement. In order to access all funds available to us under the Standby Equity Distribution Agreement with the 100,000,000 shares being registered in this offering, the average price of shares issued under the Standby Equity Distribution Agreement would need to be $0.15 or an approximately three (3) times our stock price as of the most recent practical date.

         On April 30, 2004, Medical Staffing filed a registration statement registering 75,000,000 shares of common stock in connection with the Standby Equity Distribution Agreement, among other shares. On May 14, 2004, the SEC declared the registration statement effective. Through August 1, 2005, Medical Staffing has made advances totaling $2,440,000, issuing 74,744,294 shares of its common stock. If Medical Staffing drew down on the entire $15 million available under the Standby Equity Distribution Agreement, Cornell Capital Partners would receive an aggregate underwriting discount equal to $750,000, exclusive of the one-time commitment fee Cornell Capital Partners received in the form of 750,000 shares of common stock of Medical Staffing.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by Medical Staffing and the number of shares to be issued under the Standby Equity Distribution Agreement at an assumed offering price, as determined under the Standby Equity Distribution Agreement, of $0.05 per share and twenty five percent (25%), fifty percent (50%) and seventy five percent (75%) discounts to the assumed offering price.

Net Cash To Medical Staffing:

     Purchase Price:                           $0.05          $0.0375          $0.0250           $0.0125
     No. of Shares(1):                   100,000,000      100,000,000      100,000,000       100,000,000
     Total Outstanding(2):               275,253,677      275,253,677      275,253,677       275,253,677
     Percent Outstanding(3):                  36.33%           36.33%           36.33%            36.33%
     Net Cash to Medical Staffing(4):     $4,665,000       $3,477,500       $2,290,000        $1,102,500

(1) Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.


(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.


(4) Net cash equals the gross proceeds minus the five percent (5%) underwriting discount and minus $85,000 in offering expenses. The proceeds may first be used to pay amounts due under the outstanding promissory notes issued to Cornell Capital Partners, at the sole discretion of Medical Staffing.

Number of Shares To Be Issued To Receive Gross Proceeds Of $15 Million:

     Purchase Price:                                          $0.05              $0.0375              $0.0250                $0.0125
     No. of Shares(1):                               300,000,000(2)       400,000,000(2)       600,000,000(2)       1,200,000,000(2)
     Total Outstanding(4):                        475,253,677(3)(5)    575,253,677(3)(5)    775,253,677(3)(5)    1,375,253,677(3)(5)
     Percent Outstanding(6):                                 63.12%               69.53%               77.39%                 87.26%
     Gross Proceeds to Medical Staffing(7):             $15,000,000          $15,000,000          $15,000,000            $15,000,000

(1) We are only registering 100,000,000 shares of common stock under this Prospectus pursuant to the Standby Equity Distribution Agreement. We will need to register additional shares of common stock to obtain the entire $15 million available under the Standby Equity Distribution Agreement at these stated purchase prices.

(2) Represents that total number of shares of common stock which would need to be issued at the stated purchase price.

(3) At the stated purchase price and based on the limited number of available authorized shares of common stock, Medical Staffing would need to obtain shareholder approval to increase the authorized shares of common stock to obtain the entire $15 million available under the Standby Equity Distribution Agreement.

(4) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(5) Medical Staffing's current Articles of Incorporation, as amended, authorize the issuance of 300,000,000 shares of common stock.

(6) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(7) If Medical Staffing drew down on the entire $15 million available under the Standby Equity Distribution Agreement, Cornell Capital Partners would receive an aggregate underwriting discount equal to $750,000, exclusive of the one-time commitment fee Cornell Capital Partners received in the form of 750,000 shares of common stock of Medical Staffing.

         Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this Prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from Medical Staffing under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if Medical Staffing fails materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

         All fees and expenses under the Standby Equity Distribution Agreement will be borne by Medical Staffing. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 750,000 shares of common stock on March 11, 2004. In addition, we issued 10,000 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as our placement agent in connection with the Standby Equity Distribution Agreement.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one (1) or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).


         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us one hundred percent (100%) of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) days immediately following the advance date. In addition, Cornell Capital Partners will receive cash equal to five percent (5%) of the proceeds received by us under the Standby Equity Distribution Agreement, as an underwriting discount, and, on March 11, 2004, received a one-time commitment fee in the form of 750,000 shares of common stock on March 11, 2004. The five percent (5%) total discount and the 750,000 shares of common stock are underwriting discounts. If Medical Staffing drew down on the entire $15 million available under the Standby Equity Distribution Agreement, Cornell Capital Partners would receive an aggregate underwriting discount equal to $750,000, exclusive of commitment fee shares. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation is not participating in the distribution of our common stock.


         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty (50) states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


         We will pay all expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Medical Staffing expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses are estimated to consist of: a Securities and Exchange Commission registration fee of $594.39, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,905.61. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We may, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement, assuming no amounts are used to repay the outstanding promissory note issued to Cornell Capital Partners.

         The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this registration statement, Medical Staffing must file a post-effective amendment to the accompanying registration statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General


         Medical Staffing is a government contracting firm. We presently provide, through our wholly-owned subsidiary, TeleScience, health related staffing services to federal and state government clients. These clients include U.S. Military, Veterans Administration, Public Health Service and state correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas. Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. We are currently moving toward providing similar services, commencing with nursing services, to non-government care facilities. On July 1, 2005 we completed our acquisition of the business of Nurses PRN, LLC, a provider of per diem nurses to private hospitals (hereinafter referred to as "NPRN"). NPRN maintains a listing of nurses having a variety of skills who may be call upon to fill appropriate open shift positions at hospitals. NPRN establishes relationships with various hospitals who call upon NPRN to fulfill their needs for nurses due to vacancies created by vacations, increased patient loads or similar situations as well as for extended periods. We also have a relationship which we expect will lead to our making re-sales of third party products to the Federal and state Homeland Security agencies. The initial products we expect to sell include: decontamination products, decontamination vehicles, and supplies such as safety masks, gowns, and hoods. Additional products have not yet been identified and will be a function of government needs and our associate's ability to identify appropriate sources. We have also established a relationship which we expect will lead to our providing information technology services to the Federal Government. We are initially exploring providing these services to the Department of Defense.

         We attempt to price our contracts so that we can receive a reasonable profit. In the competitive market in which we operate we have constraints at both ends of our contract equation. If we price our services too high we either will not win the contract or even if we are awarded the contract, since there are often several successful awardees, our services will not be utilized since they could be more expensive than the offerings of other successful awardees. At the same time, if we price our contract too low, we will not have sufficient revenues to attract the talent we need to provide the services while being profitable under the contract. Without this talent we cannot achieve revenues with profits.


         The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of Medical Staffing's or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Introductory Note to this Annual Report under the caption "Forward Looking Statements", which information is incorporated herein by reference.

Going Concern


         For the quarter ended March 31, 2005, Medical Staffing had an accumulated deficit of $5,775,193 and a working capital deficiency of $240,183. As reflected in Medical Staffing's audited financial statements for the twelve
(12) months ended December 31, 2004, Medical Staffing's accumulated deficit of $5,428,529 and its working capital deficiency of $869,038 raise substantial doubt about its ability to continue as a going concern. The ability of Medical Staffing to continue as a going concern is dependent on Medical Staffing's ability to raise additional debt or capital, including the ability to raise capital under the Standby Equity Distribution Agreement. The financial statements for December 31, 2004 do not include any adjustments that might be necessary if Medical Staffing is unable to continue as a going concern.

Critical Accounting Policies And Estimates

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonably based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. To the extent there are material differences between these estimates, judgments and assumptions and actual results, our financial statements will be affected. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:


          o   Revenue recognition;

          o   Allowance for doubtful accounts; and

          o   Accounting for income taxes.

         In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting among available alternatives would not produce a materially different result. Our senior management has reviewed these critical accounting policies and related disclosures. See Notes to Condensed Consolidated Financial Statements, which contain additional information regarding our accounting policies and other disclosures required by GAAP.

Revenue Recognition

         Revenue on time-and-materials contracts is recognized based upon hours incurred at contract rates plus direct costs. Revenue on fixed-price contracts is recognized on the percentage-of-completion method based on costs incurred in relation to total estimated costs. Anticipated losses are recognized as soon as they become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Allowance For Doubtful Accounts


         We determine our allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer's current ability to pay its obligation to us, and the condition of the general economy and the industry as a whole. We make judgments as to our ability to collect outstanding receivables based on these factors and provide allowances for these receivables when collections become doubtful. Provisions are made based on specific review of all significant outstanding balances.


Accounting For Income Taxes

         We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred income taxes are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts, and the tax bases of existing assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any deferred tax asset has been reserved by Medical Staffing with an offsetting valuation allowance adjustment.

Results Of Operations For The Quarter Ended March 31, 2005, Compared To Quarter Ended March 31, 2004

         Revenues. Revenues for the quarter ended March 31, 2005, were $1,646,090, a decrease of $38,926 as compared to revenues of $1,685,016 for the quarter ended March 31, 2004. The decrease in revenues for the quarter ended March 31, 2005 was primarily attributable to the completion of a significant government contracts for the providing of services in the nursing industry to government facilities.

         Cost of Sales. Cost of sales for the quarter ended March 31, 2005 was approximately $1.13 million, or approximately sixty eight percent (68%) of revenues, as compared to approximately $1.32 million, or approximately seventy eight percent (78%) of revenues, for the quarter ended March 31, 2004. The percentage decrease in cost of sales for the quarter ended March 31, 2005, was primarily attributable to the fact that some labor cost was incurred and recognized in prior periods (vacation and sick leave), but billed (and respectively revenue recognized) in the first quarter of 2005.

         Gross Profit. Gross profit for the quarter ended March 31, 2005, was $520,529, or thirty two percent (32%) of revenues, as compared to gross profit of $369,388, or twenty two percent (22%) of revenues, for the quarter ended March 31, 2004.

         Operating Expenses. Operating expenses for the quarter ended March 31, 2005, were $804,926, or forty nine percent (49%) of revenues, as compared to $802,223, or forty eight percent (48%) of revenues, for the quarter ended March 31, 2004. The increase in operating expenses for the quarter ended March 31, 2005 was primarily attributable to increased cost of general and administrative expenses and depreciation and amortization.

         Other Expense. Other expense for the quarter ended March 31, 2005, was $62,267, as compared to $34,278 for the quarter ended March 31, 2004. The increase in other expense was due to an increase in interest expense.

         Net Loss. Medical Staffing had a net loss of $346,664 for the three months ended March 31, 2005, as compared to a net loss of $467,113 for the three months ended March 31, 2004. The decrease of $120,449 was mainly attributable to the reduced cost of sales.


Results Of Operations For The Year Ended December 31, 2004, Compared To The Year Ended December 31, 2003


         Revenues. Revenues for the year ended December 31, 2004, were approximately $6.7 million, a decrease of $1.7 million, as compared to revenues of approximately $8.4 million for the year ended December 31, 2003. The twenty percent (20%) decrease in revenues in 2004 was primarily attributable to the awarding to us of a lower number of government contracts for the providing of services in the nursing industry to government facilities than we completed. This was exacerbated by the completion of two (2) major contracts which were not re-competed. Additionally, there was reduced utilization of our services under some of the ongoing contracts. While we cannot be certain why a contract was or was not awarded, it is often a result of the pricing of the contract versus the pricing of our competitors for the contract. Determinations of award are made by the government contracting authority in charge of the award. We determined to assure that we would receive an appropriate return at the risk of not being awarded a contract, and in the face of anticipated increases in labor costs.

         We anticipate revenues to grow in the fiscal year ending 2005 as a result of awarding to us of new contracts, the proposals for which are presently in the bidding and bid award process. As of June 30, 2005, we had five (5) contract bids outstanding with an aggregate value of $15,554,313 and eleven (11) contract bids which have been awarded to us with an aggregate value of $1,512,100. Medical Staffing was also named as one of seven (7) successful bidders in a $1,000,000,000 IDIQ (indefinite delivery indefinite quantity) contract in the Homeland Security area with the State of Pennsylvania, and this contract had been recently renewed through June 30, 2006.

         We also anticipate revenues to grow as a result of our acquisition of Nurses PRN, LLC, which has aggregate revenues greater than Medical Staffing. NPRN will substantially increase the Company's operations in the private healthcare nursing sector. The acquisition which will more than triple the Company's sales revenue, is anticipated to make a positive contribution to overhead and earnings and will provide us an entry vehicle into the commercial nurse staffing arena. Cash flow from the operations of the assets of NPRN is anticipated to be utilized in the growth of the business and reduction of present cash shortfalls as well as debt reduction. We anticipate that we will recognize economies of scale in areas, such as California, where we are both operating. NPRN is presently operating in eight (8) states and has more than 1,232 nurses that it can call upon to fulfill the needs of the 262 hospitals it presently services. Over the next twelve (12) months, NPRN plans to establish operations in several additional states and additional locales within the states in which it operates.

         Cost of Sales. Cost of sales for the year ended December 31, 2004, was approximately $5.0 million, or seventy five percent (75%) of revenues, as compared to approximately $5.9 million, or seventy percent (70%) of revenues, for the year ended December 31, 2003. The $0.9 million decrease in cost of sales for the year ended December 31, 2004, was primarily attributable to the Company's reduced number of contracts (at the end of 2004 we had forty nine (49) contracts and at the end of 2003 we had fifty five (55) contracts) which reduced labor costs, but this was partially offset by the increased wages and costs associated with fulfilling the contracts. All of our contracts are for the provision of health related staffing. Unlike many companies, our results are substantially a direct result of our hourly labor wages versus our hourly reimbursement for providing those hourly health related employees necessary to provide the labor, these costs increased during 2004.

         Gross profit. Gross profit for the year ended December 31, 2004, was approximately $1.7 million, or twenty five (25%) of revenues, a decrease of $0.8 million, as compared to gross profit of approximately $2.5 million, or thirty percent (30%) of revenues, for the year ended December 31, 2003. Gross profit was reduced due to the lower revenues, increases in wages per hour and other contract related expenses (including subcontractor expenses) which could not be passed through to the customer under the contracts.

         Operating expenses. Operating expenses for the year ended December 31, 2004, were approximately $3.5 million, or fifty two percent (52%) of revenues, as compared to approximately $2.7 million, or thirty two percent (32%) of revenues, for the year ended December 31, 2003. The $0.8 million increase in operating expenses in 2004 was primarily attributable to professional fees associated with the filings of the required public reports including the registration statement and annual report and increased cost of administrative payroll, benefits and overhead costs, an increase in general and administrative expenses and an increase in depreciation and amortization. Our general and professional liability insurance and our health insurance substantially in creased. The increase in these expenses have reflected the increase in costs generally in the economy and impacted on our performance since they had to be absorbed by a lower revenue base. We anticipate continued increases in operating expenses, in line with the economy, and will have continuing expenses associated with being a public company.

         Other income (expense). Net other expense for the year ended December 31, 2004, was approximately ($0.3) million, an increase of $0.2 million, as compared to approximately ($0.1) million for the year ended December 31, 2003. The increase in net other expense in 2004 was due to interest expense increase and a charge for amortization of discount of conversions. As interest rates increase in 2005 this expense will increase and adversely affect our results. As we are able to raise additional equity we anticipate reducing the debt principal outstanding which will reduce the aggregate interest payments we are required to make.


Recent Accounting Pronouncements


         In September 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations are no longer allowed and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. Medical Staffing adopted these new standards effective January 1, 2002.


         On October 3, 2001, the FASB issued SFAS Number No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44,
Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This
statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.


         Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for Medical Staffing on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on Medical Staffing's results of operations or financial position.

         In June 2003, the FASB issued SFAS Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on Medical Staffing's results of operations or financial position.

         In December 2002, the FASB issued SFAS Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. Medical Staffing will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions in this registration statement should be applied prospectively. The adoption of this registration statement did not have a significant impact on Medical Staffing's results of operations or financial position.

         In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on Medical Staffing's results of operations or financial position.

         In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on Medical Staffing's results of operations or financial position.

         In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on Medical Staffing' results of operations or financial position.


Liquidity And Capital Resources


         As of March 31, 2005, Medical Staffing had a working capital deficit of $240,183, which means that our current liabilities as of that date exceeded our current assets on March 31, 2005 by $240,183. Current assets are assets that are expected to be converted to cash within one (1) year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2005, were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future plans. Medical Staffing has outstanding debt obligations with respect to (a) the Cornell Capital Partners promissory notes equal to $1,579,068 plus accrued interest since June 7, 2005, (b) factored receivables equaling $614,206 as of June 22, 2005, (c) debt to related parties equal to $83,333, (d) accounts payable equal to $857,298 and (e) loan payable/litigation settlements payable equal to $63,000.

         Medical Staffing's financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Medical Staffing incurred a net loss of $346,664 and $467,113 for the three (3) months ended March 31, 2005 and 2004, respectively, and had an accumulated deficit of $5,775,193 at March 31, 2005. Management recognizes that Medical Staffing must generate additional resources to enable it to continue operations. Management is planning to obtain additional capital principally through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Medical Staffing obtaining additional equity capital and ultimately obtaining profitable operations. However, Medical Staffing may not be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.

         Medical Staffing is at present meeting its current obligations in excess of cash from operations from sale of equity securities and debt, which during 2003, 2004 and to date in 2005 has primarily included investor capital, loans from related parties and from other lenders. Due to insufficient cash generated from operations, Medical Staffing currently does not internally generate cash sufficient to pay all of its incurred expenses and other liabilities. As a result, Medical Staffing is dependent on investor capital and loans to meet its expenses and obligations. Although investor funds and related party loans have allowed Medical Staffing to meet its obligations in the recent past, there can be no assurances that Medical Staffing's present methods of generating cash flow will be sufficient to meet future obligations. Historically, Medical Staffing has, from time to time, been able to raise additional capital from sales of its capital stock, but there can be no assurances that Medical Staffing will be able to raise additional capital in this manner.

         Medical Staffing continues to (a) refine its operations and strategy of increasing its bidding activity, (b) proceed with its acquisition strategy and
(c) increase its scope of operations through strategic relationships. There is no certainty that the results of these efforts will result in the achievement of profitability and the removal of the auditor's going concern opinion. Management is expecting that Medical Staffing will be operating at break even by the January 1, 2006. As previously mentioned, the financing to enable us to continue to operate is expected to be received from the Standby Equity Distribution Agreement. At this time we do not have any other financing plans other than that certain Factoring Agreement with SYSTRAN, dated June 27, 2005.

         Cash Flows - Three Months Ended March 31, 2005

         Cash provided by operating activities was $24,661 for the three (3) months ended March 31, 2005, as compared to cash used in operating activities of $353,847 for the same period in 2004. The decrease in cash used was due primarily to the decreased loss from operations and the decrease in accounts receivable.

         Cash used in investing activities was $11,659 for the three (3) months ended March 31, 2005, as compared to cash provided by investing activities of $26,585 for the same period in 2004. The decrease in cash used for investing activities was principally due to a decrease in amounts funded to related parties in the first quarter of 2005.

         Cash provided by financing activities was $1,525,845 for the quarter ended March 31, 2005, as compared to $253,703 during the same period in 2004. This increase in cash provided by financing activities was mainly due to the increase in common stock issuances and proceeds from convertible debentures.

         Cash Flows - Year Ended December 31, 2004


         Cash used in operating activities was $2,431,986 for the year ended December 31, 2004, compared to $485,378 for year ended December 31, 2003. The increase in cash used was due primarily to the increased loss from operations of $1,601,742 and decrease in accounts payable and accrued expenses of $431,635.

         Cash provided by investing activities was $7,231 for the year ended December 31, 2004 compared to cash used in investing activities of $86,789 for the year ended December 31, 2003. This increase in cash was principally due to a reduction in Medical Staffing's capital expenditures to $12,435 and an increase in amounts due to related parties of $19,666.

         Cash provided by financing activities was $2,376,035 for the year ended December 31, 2004 compared to $638,833 for the year ended December 31, 2003. This increase was mainly due to the funding through the convertible debentures and promissory notes.

         Medical Staffing has incurred losses since inception. Management believes that it will require approximately $2 million in additional capital to fund overall Company operations for the next twelve (12) months.


         In May 2002, Medical Staffing entered into a line of credit agreement with a factor. The loan had interest at prime plus one percent (1%). The factor lent up to ninety percent (90%) of the receivable balance to Medical Staffing, received payments directly on the outstanding receivables and the remaining balance was remitted to Medical Staffing. On June 30, 2005, the remaining balance of $551,764.81 was paid off in full.

         Additionally, Medical Staffing maintains a small credit line with a bank. There was no balance outstanding as of August 1, 2005.

         In May 2002, Medical Staffing borrowed $220,000 from an individual to be used in developing Medical Staffing's business plan, including the Homeland Security operations. The note payable was non-interest bearing until May 2003 and bore interest at seven percent (7%) going forward. The note was fully paid in May 2004.

         On March 11, 2004, Medical Staffing entered into a securities purchase agreement with Cornell Capital Partners, the (the "Securities Purchase Agreement") pursuant to which Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from Medical Staffing. On March 11, 2004, Cornell Capital Partners purchased $250,000 of convertible debentures. In April 2004, Cornell Capital Partners purchased $350,000 of additional debentures. These debentures accrued interest at a rate of five percent (5%) per year and were to mature two (2) years from the issuance date. The debentures were convertible into Medical Staffing's common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) one hundred fifteen percent (115%) of the closing bid price of the common stock as of the closing date or (ii) eighty five percent (85%) of the lowest closing bid price of the common stock the five (5) trading days immediately preceding the conversion date. The debentures were secured by the assets of Medical Staffing. During the year ended December 31, 2004, Cornell Capital Partners converted the entire $600,000 in convertible debentures into 19,489,204 shares of common stock, which included conversions of $16,678 in accrued interest and Medical Staffing recognized $108,760 of amortization of discount on the debenture conversions.

         On March 11, 2004, Medical Staffing entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, Medical Staffing may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. The purchase price for the shares is equal to one hundred percent (100%) of the lowest volume weighted average price of the common stock during the five (5) trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven (7) trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 750,000 shares of Medical Staffing's common stock. Cornell Capital Partners is entitled to receive a fee of five percent (5%) of each advance as an underwriting discount. In addition, Medical Staffing entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, Medical Staffing paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on Medical Staffing's stock price on March 11, 2004.

         On June 11, 2004, Medical Staffing received $1,000,000 in return for a promissory note issued to Cornell Capital Partners. As of March 31, 2005 the note has been fully paid.

         On October 18, 2004, Medical Staffing received $315,000 in return for a promissory note issued to Cornell Capital Partners. As of March 31, 2005 the note has been fully paid.

         On January 1, 2005, Medical Staffing and Dr. Brajnandan B. Sahay entered into a five (5) year employment agreement. Pursuant to the employment agreement, Dr. Sahay shall serve as Medical Staffing's President and Chief Executive Officer or other executive officer of Medical Staffing. Dr. Sahay will receive $250,000 per year, four (4) weeks paid vacation, a car allowance and will be reimbursed for business expenses. Dr. Sahay will receive additional consideration of 3,000,000 options to purchase common stock of Medical Staffing for the fiscal year 2005 at an exercise price of $0.06 per share. For each year after 2005 and during the term of the employment agreement, Dr. Sahay shall be entitled to receive 3,000,000 options to purchase common stock of Medical
Staffing at an exercise price equal to the average of the closing price of Medical Staffing's common stock for the ten (10) days immediately preceding June 30 of the applicable year. The obligations of Medical Staffing pursuant to the employment agreement will have a significant impact on Medical Staffing's liquidity and results of operations.

         On January 5, 2005, Medical Staffing received $2,000,000 in return for a promissory note issued to Cornell Capital Partners which was subsequently amended on June 7, 2005. The promissory note, as amended, accrues interest at twelve percent (12%) per year and matures on January 5, 2006. The promissory notes are due at maturity, regardless of the availability of proceeds under the Standby Equity Distribution Agreement, unless an extension is mutually agreed to by Cornell Capital Partners and Medical Staffing in writing. If the note is not paid in full when due, the outstanding principal owed thereunder will be due and payable in full together with interest thereon at the rate of twenty four percent (24%) per year or the highest permitted by applicable law, if lower. On April 26, 2005, Medical Staffing received $500,000 in return for a promissory note issued to Cornell Capital Partners which was amended on June 7, 2005. The promissory note, as amended, accrues interest at twelve percent (12%) per year and matures in December 2005. The note is payable either out of the net proceeds to be received by Medical Staffing under the Standby Equity Distribution Agreement or Medical Staffing is to pay all amounts due at maturity, regardless of the availability of proceeds under the Standby Equity Distribution Agreement, unless an extension is mutually agreed to by Cornell Capital and Medical Staffing in writing. If the note is not paid in full when due, the outstanding principal owed thereunder will be due and payable in full together with interest thereon at the rate of twenty four percent (24%) per year or the highest permitted by applicable law, if lower. As of June 7, 2005, $1,579,068 plus accrued interest as of that date remain outstanding on all promissory notes issued to Cornell Capital Partners.

         Through March 31, 2005, Medical Staffing has drawn $1,300,000 under the Standby Equity Distribution Agreement issuing 55,336,744 shares of common stock. The proceeds have been utilized to repay principal of the $1,000,000 promissory note issued to Cornell Capital Partners on June 11, 2004 and the $315,000 promissory note issued to Cornell Capital Partners on October 18, 2004, and the $2,000,000 promissory note issued to Cornell Capital Partners on January 5, 2005. Through August 1, 2005, Medical Staffing has drawn down $2,440,000 under the Standby Equity Distribution Agreement and Medical Staffing has issued 74,744,294 shares of common stock to Cornell Capital Partners. As set forth above, these proceeds were used to repay a portion of the promissory notes held by Cornell Capital Partners.

         On June 27, 2005, Medical Staffing entered into a factoring agreement (the "Factoring Agreement"), by and among TeleScience, NPRN, SYSTRAN Financial Service Corporation ("SYSTRAN"), a subsidiary of Textron Financial Corporation ("Textron") and its Company pursuant to which SYSTRAN established a $5,000,000 credit facility (the "Facility") with Medical Staffing in order for Medical Staffing to finance the account receivables of NPRN and TeleScience. The Factoring Agreement shall commence its term on the date Medical Staffing first receives funds pursuant to the Facility, and shall continue through twelve (12) months, with twelve (12) month renewal periods. Medical Staffing shall pay interest on any outstanding balance at the Wells Fargo Bank Prime Rate plus one half of one percent (0.50%), and pay a discount fee of one half of one percent (0.50%) of the face amount of all unbilled invoices and bills purchased by SYSTRAN. SYSTRAN shall have a first and only security interest in all of Medical Staffing's present and future accounts, deposit accounts, chattel paper, contract rights (including insurance contracts and insurance proceeds), general intangibles, choses in action, instruments and documents, whether owned as of the date of the Factoring Agreement or acquired thereafter, and the proceeds of each of the foregoing. Upon the request of Medical Staffing, the Facility shall be reviewed for conversion to a Textron asset-based revolving credit facility.

         On July 1, 2005 we completed our asset purchase agreement (the "Purchase Agreement"), whereby Medical Staffing, through its wholly-owned subsidiary Nurses PRN Acquisition Corp. ("NPRN"), acquired the business of Nurses PRN, LLC. As consideration for the purchased assets, Medical Staffing agreed to issue and deliver 9,500,000 shares of common stock to Nurses PRN, LLC to be delivered to Nurses PRN, LLC's members and 2,500,000 shares to a creditor. NPRN paid Nurses PRN, LLC $1,600,000 as a cash consideration and agreed to pay a contingent payment based on NPRN's achievement of certain financial targets which shall not exceed $500,000. Medical Staffing also assumed certain assumed liabilities including: (a) a $365,487.50 note payable issued to Mr. Jeff Dowling by NPRN; (b) a $250,000 note payable to Mr. Aftabe Adamjee by NPRN and (c) certain general payables as set forth in the Purchase Agreement. We incurred professional costs associated with the Purchase Agreement to our lawyers and accountants in an amount equal to approximately $50,000.00. The acquisition has been funded by the Standby Equity Distribution Agreement, the assumption of debt and the issuance of restricted shares of Medical Staffing.

         From time to time, the Company may evaluate potential acquisitions involving complementary businesses, content, products or technologies. On December 30, 2004, Medical Staffing entered into a non-binding letter of intent with A&T Systems, Inc. ("A&T"). Pursuant to the letter of intent and upon the consummation of a definitive agreement, Medical Staffing was to have acquired certain assets of A&T. The A&T letter of intent expired on April 14, 2005. We also entered into a non-binding letter of intent dated January 11, 2005 to acquire Staff Relief, Inc. ("Relief"). Medical Staffing anticipates moving forward with Relief. Medical Staffing is planning to evaluate other potential acquisitions, subject to available financing.


         Medical Staffing's future capital requirements will depend on many factors, such as the success of our operations, economic conditions and other factors including the results of future operations. If Medical Staffing is unable to raise sufficient funds to meet its long-term capital needs, there is a risk that Medical Staffing will be required to cease operations.

Plan of Operation


         Medical Staffing (through our wholly-owned subsidiary, TeleScience) provides:

         o     medical staffing services,

         o     information technology ("IT") and telecommunications services and

         o     homeland security ("Homeland Security") products and services.

         TeleScience provides two categories of services:

         o     medical systems ("Medical Systems") and

         o     technology ("Technology").

         Medical Staffing (through our wholly-owned subsidiary, NPRN) will provide:

         o long-term per diem staffing of nurses (RN and LPNs) to provider hospitals in Virginia, Maryland and D.C., as well as sections of Pennsylvania.

         The Medical Systems operations specialize in the long-term staffing of medical personnel, including physicians, nurses, technicians, and dental assistants, for various federal and state government medical facilities throughout the country. In 2005, the Company intends to expand to provide long-term staffing of nurses (RNs and LPNs) to private hospitals. This expansion has been accelerated by our purchase of Nurses PRN, LLC which we completed on July 1, 2005.

         The Technology operations specialize in long-term professional consulting and staffing of experienced and qualified IT personnel in the government and private sectors. We provide systems integration and IT services. We also serve homeland security efforts with emergency equipment, decontamination products, vehicles, and supplies within the federal government, particularly the Department of Defense and the Veterans Administration. Medical Staffing is planning to do this through acquisitions in the private healthcare field.

         In May 2002, the Company was awarded a three (3) year $2.6 million dollar contract with the U.S. Department of Health and Human Services to provide nursing staff to the U.S. Public Health Service in support of the National Hansen's Disease Programs based in Louisiana. This is the second such contract won by the Company. This contract expires in September 2005 and the Company intends to participate in the re-competition of the contract.

          In October 2003, the Company extended their agreement with the California State Department of Corrections for Contract Nursing Staff. This agreement has an annual estimated value of $2.5 million dollars.

         In September 2004, the Company signed new master contracts with the California State Department of Corrections for Contract Nursing Staff. These contracts, each a multiple award vendor award have estimated ceiling values of $50 million and $4.11 million, respectively, and are effective for three (3) years starting October 1, 2004. These contracts allow the Company to compete for this amount of business. The Company has not yet made any sales pursuant to these contracts.

         During 2004 the Company was awarded an extension of contracts for medical services that the Company holds on a number of U.S. Air Force bases and on which it has performed during the period ending March 31, 2005.

         In July 2005, Medical Staffing completed its acquisition of all of the assets, properties, rights, interests, business and goodwill belonging to, and certain liabilities of, Nurses PRN, LLC (hereinafter "NPRN"), a per diem nurses provider to private hospitals. NPRN extends the Company's operations into the private healthcare nursing sector. NPRN will more than triple the Company's sales revenue.


Management Strategy

         Medical Staffing's management has taken several initiatives to grow and expand its current businesses of medical and technology services and to develop and market its homeland security business.

Management's Strategic Plan for Future Growth & Expansion


         The Management's strategic plan for future growth and expansion is fourfold: 1) expand its medical services into the private sector; 2) enhance recruitment; 3) develop a Homeland Security marketing plan and 4) acquire suitable companies.

         Expansion of Medical Services into the Private Sector. In January 2004, Medical Staffing hired a seasoned executive to direct Medical Staffing's expansion of its medical services into the private health care sector. This expansion will provide long-term part-time staffing of registered nurses and licensed professional nurses to private health care facilities in Virginia, Maryland and Washington, D.C., as well as parts of Pennsylvania. Examples of such facilities are hospitals, nursing homes, private clinics, and assisted living centers. This expansion has been accelerated by our purchase of Nurses PRN, LLC, which was completed on July 1, 2005. Over the next twelve (12) months NPRN plans to establish operations in several additional states and additional locales within the states which it operates.


         Enhancing Recruitment. The Company is embarking on a long-range plan for recruiting ancillary and professional -level staff for medical contracts. This plan is geared toward expanding the business of Medical Staffing's most active services, the Medical Systems operations. The Medical Systems operations presently provide long-term medical staffing services for a wide array of military, federal, and state government health care facilities, such as hospitals and clinics. Medical Staffing is also moving towards entering into similar staffing arrangements with its private sector clients. The long-range recruiting plans will support both of these initiatives. These initiatives arise from the recognition of the opportunities provided by the well known and chronic shortage of health care professionals -especially registered nurses in the United States.

         Overseas Recruiting of Registered Nurses. The largest shortage in terms of vacancies and intractability of recruiting domestic personnel exists in the nursing profession. This profession, historically dominated by women, is experiencing nurse shortages that are closely related to the opening of many alternative career fields to a younger generation of women. This situation is unlikely to change, leading to the intractability of attracting a large number of American women into nursing. Medical Staffing perceives an opportunity in this situation, which can provide business expansion for many years. It is Medical Staffing's plan to aggressively recruit nurses from suitable countries overseas over the next few years.


         Domestic Recruiting of Health Care Professionals. Medical Staffing has a constant need for recruiting medical and non-medical professionals for filling positions created by newly won contracts or for filling vacancies caused by turnover, terminations, or relocations. During the calendar year 2004, the Company hired ninety one (91) new employees and one hundred eleven (111) employees left the Company. Medical Staffing has established a national recruiting center in Vienna, Virginia for the recruitment of health care professionals to rectify such turnover and to meet such employment needs on a regular basis, as well as its future contract requirements on a proactive basis. The Company also uses newspaper and internet media extensively for this purpose. Medical Staffing's website was updated in 2004 to attract these professionals to apply for jobs directly for open or future upcoming positions.

         Acquisition of Suitable Companies. On December 30, 2004, Medical Staffing entered into a non-binding letter of intent with A&T Systems, Inc.
("A&T"). Pursuant to the letter of intent and upon the consummation of a definitive agreement, Medical Staffing was to have acquired certain assets of A&T. The A&T letter of intent expired on April 14, 2005. We also entered into a non-binding LOI to acquire Staff Relief, Inc. Medical Staffing anticipates moving forward with Relief. Medical Staffing is planning to evaluate other potential acquisitions, subject to available financing.


Develop a Homeland Security Marketing Plan


         We view this market sector as an opportunity for growth. The Company has invested approximately $200,000 to build an infrastructure and to generate an initial presence in this sector. The initial managers of this segment of the business were unable to produce as expected and have been replaced by a new director of marketing and sales. During the first quarter of 2004, Medical
Staffing formed a strategic alliance with Mobile Healthcare Solutions, a provider of deployable, mobile medical treatment facilities. Both companies intend to partner for joint bidding on select projects in homeland security arenas that fit their combined expertise. To date the companies have not collaborated on any bids. The specific relationship of the parties to one another will be determined at the time of each bid. Medical Staffing's present marketing plan in the homeland security arena is to utilize the power and expertise of its alliances and its own sales force to market decontamination products. The alliances are with several minority owned businesses that have disabled veteran owner status. This marketing plan further extends marketing of emergency equipment, decontamination products (mobile decontamination trailer), vehicles and personal protective equipment to federal, state, and local governments. The Company was named as one of seven (7) successful bidders in a $1,000,000,000 IDIQ (or indefinite delivery indefinite quantity) contract in the homeland security area with the state of Pennsylvania, and this contract has recently been renewed through June 30, 2006. The successful bidders have the opportunity to provide the equipment to be ordered by the State when and if the State determines to purchase such equipment. It provides the Company the opportunity, but not the guaranty, to make sales to Pennsylvania. The Company has not received any revenues under the IDIQ contract. The Company has not yet made any sales pursuant to these contracts.

                             DESCRIPTION OF BUSINESS

Introduction


         Medical Staffing was a developmental stage business and generated no revenue from its inception in June 2001, until it acquired its wholly-owned subsidiary TeleScience in September 2003. Under the terms of the share exchange agreement, Medical Staffing acquired one hundred percent (100%) of the stock of TeleScience in exchange for eighty percent (80%) of the outstanding shares of Medical Staffing. Control of Medical Staffing was transferred to TeleScience and the current President and Chief Executive Officer of TeleScience has become the Chairman, President, and Chief Executive Officer of Medical Staffing.

         Medical Staffing is now a government contracting firm. We presently provide, through TeleScience, health related staffing services to federal and state government clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and state correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas.
Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. We are currently moving toward providing similar services, commencing with nursing services, to non-government care facilities. On July 1, 2005 we completed, through our wholly-owned subsidiary NPRN, the acquisition of the business of Nurses PRN, LLC (hereinafter referred to as "NPRN"). NPRN is a provider of per diem nurses to private hospitals. NPRN maintains a listing of nurses having a variety of skills who may be called upon to fill appropriate open shift positions at hospitals. NPRN establishes relationships with various hospitals who call upon NPRN to fulfill their needs for nurses due to vacancies created by vacations, increased patient loads or similar need situations as well as for extended periods.

         We also have a relationship which we expect will lead to our making re-sales of third party products to the Federal and state Homeland Security agencies. The initial products we expect to sell include decontamination products, decontamination vehicles, and supplies such as safety masks, gowns, and hoods. Additional products have not yet been identified and will be a function of government needs and our associate's ability to identify appropriate sources. We have also established a relationship which we expect will lead to our providing Information Technology services to the Federal Government. We are initially exploring the prospects of providing these services to the Department of Defense.

         The address of our website is www.telescience.com. Information on our website is not part of this prospectus.


Business Strategy and Services


         Medical Staffing's strategy is to provide an array of services to the government market, primarily in the areas of medical staffing, homeland security and health care information technology. We intend to focus on the contract opportunities for the medical personnel services and the homeland security products including emergency equipment, decontamination products (mobile decontamination trailer), vehicles, and personal protective equipment previously mentioned. We intend to take advantage of other opportunities we may deem desirable.


         Our ability to successfully expand requires significant revenue growth from increased services performed for existing and new clients, as well as strategic acquisitions and/or mergers and/or strategic relationships. The realization of these events depends on many factors, including successful strategic sales and marketing efforts and the identification and acquisition of appropriate businesses. Any difficulties encountered in the expansion of the Company through successful sales and marketing efforts and/or acquisitions could have an adverse impact on our revenues and operating results.

Clients


         Until the acquisition of the business of Nurses PRN, LLC, our client base constituted predominantly of Federal and State government agencies with medical staffing needs. Federal clients include all branches of the U.S. Armed Services, the Veterans Administration, and the Public Health Service. State clients include California and Pennsylvania, where the Company places contract employees with the corrections or health and human services departments. We have experience and expertise in the successful completion of projects in the medical staffing and information technology areas, and this is where we are concentrating our marketing efforts. However, since September 2003, we also have formed business alliances with distributors of decontamination products to serve the U.S. Department of Homeland Security and state homeland security agencies.

         Historically we have derived in excess of ninety five percent (95%) of our revenues and believe that in the immediate future we will continue to derive the greatest percentage of our total revenues from medical staffing. We have expanded this effort into the private health care area and have completed our acquisition of all of the assets, properties, rights, interests, business and goodwill belonging to, and certain liabilities of Nurses PRN, LLC on July 1, 2005 for this purpose. The main medical staffing services we provide are nursing, dental assistants technicians, therapists, pharmacists and doctors. We are also attempting to increase the percentage of revenue derived from the information technology and homeland security areas to provide diversity and stability to our business.


Marketing and Sales

         We focus our sales and marketing efforts on the government sector. The majority of our revenues for 2004 were derived from contracts and projects with state and federal government agencies in the area of medical staffing.

         We market our solutions through our direct sales force, and alliances with several strategic partnerships in certain industries. The direct sales force is responsible for providing responsive, quality service and ensuring client satisfaction with our services. Our strategic partnerships and alliances provide the Company with additional access to potential clients.

Competition

         The market for the medical staffing services that we provide is highly competitive, includes a large number of competitors, and is subject to change. This is offset by the increasing demand for medical professionals, especially nurses, so that we believe there will be continued growth in this area. However, due to the existing nursing shortage, we may require creative methods to attract new hires and we have a long-term plan in place for such recruiting.

         The market for the information technology services that we provide is also highly competitive, includes a large number of competitors, and is subject to rapid change. Our strategy for these operations are to market to existing customers, to take advantage of existing alliances, to develop niche markets, and to provide the custom solutions and flexibility that our small size allows.


         Our federal supply schedule contract with the Federal Government and our presence on the vendor lists in California and Pennsylvania provide additional opportunities for the Company.


Intellectual Property

         Our intellectual property primarily consists of methodologies developed for use in recruiting and staffing and in application development and systems integration solutions. We do not have any patents and rely upon a combination of trade secrets and contractual restrictions to establish and protect our ownership of our proprietary methodologies. We generally enter into nondisclosure and confidentiality agreements with our employees, partners, consultants, independent sales agents and clients. As the number of competitors providing services similar to the services of the Company increases, the likelihood of similar methodologies being used by competitors increases.

         Although our methodologies have never been subject to an infringement claim, there can be no assurance that third parties will not assert infringement claims against us in the future, that the assertion of such claims will not result in litigation, or that we would prevail in such litigation or be able to obtain the license for the use of any allegedly infringed intellectual property from a third party on commercially reasonable terms. Further, litigation, regardless of its outcome, could result in substantial cost to the Company and divert management's attention from our operations.

         Although we are not aware of any basis upon which a third party could assert an infringement claim, any infringement claim or litigation against us could materially adversely affect our business, operating results and financial condition.

Personnel


         Immediately prior to the completion of our acquisition of Nurses PRN, LLC on July 1, 2005, we had 103 full time employees and a total of 178 employees (full and part-time) working for the Company and located in twenty one (21) states and the District of Columbia. During the calendar year 2004, the Company hired ninety one (91) new employees and one hundred eleven (111) employees left the Company. The Company's 2004 employee hires broken down by month are: January
(6),  February (8), March (9), April (4), May (11),  June (15), July (5), August
(12), September (5), October (5), November (5), and December (6). The Company's 2004 employee terminations broken down by month are: January (4), February (4), March (10), April (10), May (10), June (14), July (16), August (8), September
(14), October (5), November (11), and December (5). The length of service for these terminated employees ranged from 0 to 8.7 years with an average of 1.2 years.

         The Company also engaged three (3) consultants. The principal (but not all) job categories are physicians (2), registered nurses (RNs) (50), licensed vocational nurses or licenses practical nurses (LPNs) (30), dental assistants
(26), certified nursing assistants (16), pharmacist technicians (10), and management (12). The principal (but not all) locations are California (62), Louisiana (30), Virginia (17), Pennsylvania (11), Oklahoma (7), and Nevada (6) (the numbers within parentheses in this paragraph refer to the number of employees in the category or location). The Company also periodically employs additional consultants and additional temporary employees.


         As of August 1, 2005, the Company had employed an additional twenty eight (28) employees in connection with the acquisition of Nurses PRN, LLC in ten (10) active offices nationwide. These NPRN employees include four (4) employees in the Atlanta, Georgia branch office, four (4) employees in the West Palm Beach, Florida office, two (2) employees in the Dallas, Texas office, one
(1) employee in the Houston, Texas office, two (2) employees in the Las Vegas, Nevada office, one (1) employee in the Modesto, California office, one (1) employee in Phoenix, Arizona, two (2) employees in the New Orleans, Louisiana office, one (1) employee in the Oakland, California office, four (4) nurse recruiters, three (3) oncall coordinators and (3) employees who work in Medical Staffing's Vienna, Virginia office. NPRN has a branch office in Campbell, California that is in the process of becoming activated.


         We believe that our future success will depend in part on our continued ability to attract and retain highly skilled managerial, marketing, and support personnel. There can be no assurance that we will be able to continue to attract and retain personnel necessary for the development of its business. We generally do not have employment contracts with our key employees. However, we do have confidentiality and non-disclosure agreements with many of our key employees. None of our employees is subject to a collective bargaining agreement, except for those employees situated in Louisiana who elected to be represented by the Service Employees International Union. We believe that our relations with our employees are good.

Legal Proceedings


         Medical Staffing is not currently involved in any material legal proceedings. However, in 2003, we thought we had settled a claim against Medical Staffing from an individual who was a former officer and investor. In satisfaction of that settlement, 2,655,678 restricted shares of Medical Staffing common stock were delivered to the individual in November of 2003. The individual subsequently decided to attempt to reject the share tender and demand a cash settlement. Medical Staffing believes its tender to have been sufficient and binding. The parties are engaged in legal proceedings to determine the issue and a trial date is presently set for November 2005. Medical Staffing has been advised by counsel that its position should prevail, however, a possibility exists that we could be unsuccessful in these proceedings. The individual is demanding a payment of $899,000 not including attorney's fees and collection costs.

         On January 21, 2005, Professional Registry for the Northside, Inc. ("Plaintiff") filed a civil action in the United States District Court for the Northern District of Georgia, Atlanta Division (File No-1:05-cv-00186-WSD), against Nurses PRN, LLC (hereinafter "NPRN"), our now wholly-owned subsidiary, claiming rights to the "PRN" mark. This claim is covered under NPRN's general liability policy and NPRN's insurance carrier has assigned counsel. As of July 26, 2005, NPRN has made an offer to settle the claim and, as of that date, NPRN has not received any responses to said offer or additional demands for documents.


         The Company may become involved in litigation, from time to time, in the ordinary course of business.

Properties


         Our principal executive office is located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia. The space is subleased by Medical Staffing through August 2007. Through the end of 2004, the space consisted of approximately 4,687 square feet and was leased for approximately $7,616 per month. Our rent in 2004 for this office was approximately $91,392. Effective January 1, 2005, we increased the square footage of the space to a total of 8,504 square feet at the same rent per foot. The monthly rental for this space during 2005 will be approximately $13,819 per month. NPRN pays partial rent on this space equal to approximately $4,500 per month.


         We also lease a branch office located at 2573 Greenwood Avenue, Morro Bay, California. We pay a portion of the rent, amounting to $575 per month. Our annual rent in 2004 for this branch office was approximately $6,900.

         We also lease a branch office in Suite 107, located at 2090 Linglestown Road, Harrisburg, Pennsylvania, for $225 per month. Our annual rent in 2004 for this branch office was approximately $2,625.


         NPRN has eleven (11) offices located in eight (8) states including Virginia. NPRN's principal corporate office is located at 2260 Palm Beach Lakes Boulvard, West Palm Beach, Florida 33412. The rent is approximately $2,383 per month. The annual rent in 2004 was approximately $28,560.

         NPRN also leases a branch office at the Hammond Center, 1155 Hammond Drive, Atlanta, Georgia 30328. The rent is approximately $2,186 per month. The annual rent in 2004 was approximately $25,332.

         NPRN also  leases a branch  office  in the  Oakbrook  Plaza,  1555 West
Mockingbird  Lane,  Suite  202,  Dallas,   Texas  75235.  The  monthly  rent  is
approximately $1,241 and the annual rent in 2004 was approximately $14,892.

         NPRN also leases a branch office at Suite 116, 5373 West Alabama, Houston, Texas, 77056. The monthly base rent is approximately $681 and the annual rent in 2004 was approximately $11,280.

         NPRN also leases a branch office at Flamingo Executive Park, Suite W-151, 1050 East Flamingo Road, Las Vegas, Nevada 89119. The monthly rent is approximately $1,155, and the annual rent in 2004 was approximately $13,475.

         NPRN also leases a branch office at Suite C, 4260 Sisk Road, Modesto, California 95356. The monthly rent is approximately $525 and the annual rent in 2004 was approximately $6,300.

         NPRN also leases a branch office at 400 29th Street, Suite 403, Oakland, California 94609. The monthly rent is approximately $870 and the annual rent in 2004 was approximately $10,440.

         NPRN also leases a branch office at the Pruneyard Tower I, Suite 1160, 1901 South Bascom Avenue, Campbell, California. The monthly base rent is approximately $1,012 and the annual rent in 2004 was approximately $12,144.

         NPRN also leases a branch office at 3027 North Causeway Boulvard, Metairie, Louisiania 70002. The monthly rent is approximately $880 and the annual rent in 2004 was approximately $10,560.

         As of August 2005, NPRN also leases a branch office at 5350 North 16th Street, Suite 101, Phoenix, Arizona 85106 at a rate of approximately $840 per month.


         We  believe  that  we can  obtain  additional  facilities  required  to accommodate our projected needs without difficulty and at commercially reasonable prices, although no assurance can be given that it will be able to do so.

                                   MANAGEMENT


         The Directors and executive officers of Medical Staffing, their age, positions in Medical Staffing, the dates of their initial election or appointment as Directors or executive officers, and the expiration of the terms are as follows:

Name of Director/
Executive Officer                     Age              Position                          Period Served
-----------------                     ---              --------                          -------------
Brajnandan B. Sahay                   60               Chairman of the Board of          September 25, 2003 to Date
                                                       Directors, President, Chief
                                                       Executive Officer and Principal
                                                       Financial Officer

L. Carl Jacobsen                      62               Vice President - Human            September 25, 2003 to Date
                                                       Resources and Administration

Robert Murphy                         47               President, NPRN                   July 1, 2005 to Date (as of date
                                                                                         of Medical Staffing's acquisition
                                                                                         of Nurses PRN, LLC)

         Since Dr. Sahay is the sole director of Medical Staffing, there are no family relationships between or among the Directors, executive officers or any other person. Dr. Sahay is not Director of any company that files reports with the Securities and Exchange Commission, nor has he been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending Dr. Sahay from engaging in any business, securities or banking activities, and has not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

         Medical Staffing's Directors are elected at the annual meeting of stockholders and hold office until their successors are elected. Medical Staffing's officers are appointed by the Board of Directors (the "Board") and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

         Medical Staffing does not currently have an audit committee, and the Board serves this function. Further, the Board does not have a financial expert, as defined by Regulation S-B Item 401. Medical Staffing has not been able to attract a financial expert to serve on its Board since the date of the share exchange transaction due to the lack of necessary capital. Medical Staffing intends to seek a candidate to serve in this role.


         Brajnandan B. Sahay

         Brajnandan B. Sahay earned his doctorate in 1973 in Control Systems, Science, and Engineering from Washington University (St. Louis, Missouri). Dr. Sahay founded TeleScience in 1987, which began operations in 1992. Prior to 1992, Dr. Sahay held various engineering, management and advisory positions with Contel, IBM Satellite Business Systems, MCI, and MITRE Corporation. Since 1992, he has been with TeleScience, as chairman and chief executive officer. On September 25, 2003, he became Chairman of the Board, President and Chief Executive Officer of Medical Staffing.

         L. Carl Jacobsen


         L. Carl Jacobsen earned his JD degree from Anticoh School of Law and PhD in linguistics from UCLA. He joined TeleScience in 1993 and has served the Company by drafting or reviewing its contracts and overseeing its legal matters. On September 25, 2003, Mr. Jacobsen became the Vice President of Human Resources and Administration for Medical Staffing. He is presently responsible for the personnel, insurance, and administrative areas of Medical Staffing's operations and serves as an advisor to the Board of Directors.

         Robert Murphy


         Robert Murphy has served as President of NPRN since the completion of NPRN's acquisition of Nurses PRN, LLC on July 1, 2005. From July 2002 through June 30, 2005 Mr. Murphy had been Chief Executive Officer of Nurses PRN, LLC. From 1996 to 2001, Mr. Murphy served as founder and president of Staff Force, a traditional staffing and recruiting firm located in South Florida which he sold to Teleforce, LLC, a south Florida call center staffing company. Prior to Staff Force, Mr. Murphy was vice president of operations for National Health Care Affiliates ("NHCA"), a $136 million temporary nurse staffing and long-term care provider headquartered in Buffalo, New York. He was appointed to this position after selling his own health staffing company to NHCA in 1994. Mr. Murphy built his prior health-staffing firm into one of the largest medical staffing agencies in South Florida from 1987 to when he sold it in 1994. Mr. Murphy held various positions of increasing responsibility in health care recruiting and staffing from 1982 to 1987. He attended the University of Miami and majored in Business Administration.


Section 16(a) Beneficial Ownership

         Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 and the rules there under require Medical Staffing's officers and directors, and persons who beneficially own more than ten percent of a registered class of Medical Staffing's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish Medical Staffing with copies.


         Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Medical Staffing believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with and filed timely.


         Code of Ethics


         On March 29, 2004, the Board adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the Securities and Exchange Commission.


Executive Compensation

         The following table sets forth, for the fiscal year ended December 31, 2004, 2003, and 2002, certain information regarding the compensation earned by Medical Staffing's Chief Executive Officer and each of Medical Staffing's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2004 exceeds $100,000, (the "Named Executive Officers"), with respect to services rendered by such persons to Medical Staffing and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                        --------------------------------------------       ----------------------------------------------
NAME AND PRINCIPAL                                          OTHER           RESTRICTED       UNDERLYING         OTHER
POSITION                YEAR      SALARY     BONUS      COMPENSATION       STOCK AWARDS       OPTIONS        COMPENSATION
--------                ----      ------     -----      ------------       ------------       -------        ------------
Brajnandan B. Sahay     2004    $185,836(1)       --            --                --              --                --
                        2003    $159,984          --            --                --              --                --
                        2002    $149,083     $45,582            --                --              --                --

(1) $28,920 of this amount has been deferred.

Option Grants


         Medical Staffing has no outstanding options. However, pursuant to Medical Staffing's employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

Compensation Of Directors

         Medical   Staffing  did  not  issue  any  shares  of  common  stock  as compensation to any director in 2004.

Employment Agreements


         On January 1, 2005,  Medical Staffing and Dr. Sahay entered into a five
(5)-year employment agreement. Pursuant to the employment agreement, Dr. Sahay will serve as Medical Staffing's President and Chief Executive Officer or other executive officer of Medical Staffing. Dr. Sahay will receive $250,000 per year, four (4) weeks paid vacation, a car allowance and will be reimbursed for business expenses. Dr. Sahay will receive additional consideration of 3,000,000 options to purchase common stock of Medical Staffing for the fiscal year 2005 at an exercise price of $0.06 per share. For each year after 2005 and during the term of the employment agreement, Dr. Sahay shall be entitled to receive 3,000,000 options to purchase common stock of Medical Staffing at an exercise price equal to the average of the closing price of Medical Staffing's common stock for the ten (10) days immediately preceding June 30 of the applicable year.

         NPRN and Robert Murphy entered into a three (3) year executive employment agreement in connection with the completion of the acquisition by NPRN of Nurses PRN, LLC on July 1, 2005. Pursuant to the employment agreement, Mr. Murphy shall serve as NPRN's President or other executive officer. Mr. Murphy will receive: (a) $120,000 per year; (b) a bonus equal to five percent (5%) of NPRN's net income after taxes for each fiscal year Mr. Murphy is employed with NPRN; (c) reimbursement for all reasonable business expenses; (d) health, life, dental and disability coverage; (e) entitlement to participate in all incentive, savings and retirement plans, policies and programs; and (f) fifteen (15) days of paid vacation annually.


Securities Authorized For Issuance Under Equity Compensation Plan


         Medical Staffing adopted a 2004 Stock Plan (the "Stock Plan") in January 2004, authorizing 4,000,000 shares under the Stock Plan. On each of January 22, 2004 and February 18, 2004, Medical Staffing issued 2,000,000 shares under the Stock Plan to certain employees and consultants of Medical Staffing. On January 15, 2004, Medical Staffing filed a Form S-8 registering all 4,000,000 shares under the Plan.

         Medical Staffing currently has no outstanding employee option plans. However, pursuant to Medical Staffing's employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

         The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.


                                                                                                      NUMBER OF
                                                                                                      SECURITIES
                                                                                                      REMAINING
                                                                                                    AVAILABLE FOR
                                                                   NUMBER OF                       FUTURE ISSUANCE
                                                                 SECURITIES TO                       UNDER EQUITY
                                                                BE ISSUED UPON   WEIGHTED-AVERAGE    COMPENSATION
                                                                  EXERCISE OF     EXERCISE PRICE        PLANS
                                                                  OUTSTANDING     OF OUTSTANDING      (EXCLUDING
                                                                   OPTIONS,          OPTIONS,         SECURITIES
                                                                 WARRANTS AND      WARRANTS AND      REFLECTED IN
                                                                    RIGHTS            RIGHTS         COLUMN (a))
                                                                --------------   ----------------  --------------
                                                                      (a)              (b)               (c)
Equity compensation plans approved by security holders                       0        $        --               0
Equity compensation plans not approved by security holders                   0        $        --               0
                                                                --------------   ----------------  --------------
TOTAL                                                                        0        $        --               0
                                                                ==============   ================  ==============

                             PRINCIPAL STOCKHOLDERS


         The table below sets forth information with respect of the beneficial ownership as of August 1, 2005 for any person who is known to Medical Staffing to be the beneficial owner of more than five percent (5%) of Medical Staffing's common stock.

---------------------------------------------------------------------------------------------------------------------------
                                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
---------------------------------------------------------------------------------------------------------------------------
                                Name and Address                      Amount and Nature of               Percentage
 Title of Class                of Beneficial Owner                    Beneficial Ownership              of Class (1)
 --------------                -------------------                    --------------------              ------------
Common                 Brajnandan B. Sahay                                47,362,722                      27.03%
                       8150 Leesburg Pike, Suite 1200
                       Vienna, Virginia 22182

Total                                                                     47,362,722                      27.03%




---------------------------------------------------------------------------------------------------------------------------
                                             SECURITY OWNERSHIP OF MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------
                                Name and address                      Amount and Nature of               Percentage
Title of Class                of Beneficial Owner                     Beneficial Ownership              of Class (1)
--------------                -------------------                     --------------------              ------------
Common                   Brajnandan B. Sahay                                  47,362,722                      27.03%
                         Chairman, President, Acting Principal
                         Financial Officer and Chief Executive Officer
                         8150 Leesburg Pike, Suite 1200
                         Vienna, Virginia 22182

Common                   Carl Jacobsen                                           40,000                           *
                         Vice President - Human Resources &
                         Administration
                         8150 Leesburg Pike, Suite 1200
                         Vienna, Virginia 22182

Common                   Reeba Magulick                                         442,822                           *
                         Assistant Vice President
                         8150 Leesburg Pike, Suite 1200
                         Vienna, Virginia 22182

                         ALL OFFICERS AND DIRECTORS
                         AS A GROUP (1 PERSON)                               47,845,544                      27.30%

*        Less than one percent (1%).

(1) Applicable percentage of ownership is based on 175,253,677 shares of common stock outstanding at August 1, 2005 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of August 1, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         During the past two (2) years, Medical Staffing has not entered into a transaction with a value in excess of $60,000 with a director, officer, or beneficial owner of five percent (5%) or more of Medical Staffing's common stock, except as disclosed in the following paragraphs.

         Medical Staffing has outstanding at December 31, 2004, $105,333 of non-interest bearing note payable to related parties. These amounts have no specific repayment terms, and were provided to Medical Staffing to cover some of the costs of completing the merger. These amounts are reflected in the consolidated balance sheet as current liabilities.

         Medical Staffing has also advanced related parties certain amounts, mostly in the form of non-executive employee advances. The balance at December 31, 2004, was $10,341. These amounts are anticipated to be repaid within the next year and have been classified as current assets on the consolidated balance sheet.

         Medical Staffing had advances from an officer of Medical Staffing to help fund operations in the amount of $71,379 at December 31, 2002. The officer had not been charging interest, and the amounts were classified as current liabilities as they were due on demand. These amounts were repaid by Medical Staffing in 2003.

         Medical Staffing was party to a claim pursuant to which an individual was seeking damages under an agreement Medical Staffing entered into in 2002. Medical Staffing eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney's fees. The payout of this settlement was to be over forty-two months in semi-monthly installments of $12,500 commencing February 2003. The settlement accrued interest at twelve percent (12%) upon any default of the agreement. As part of this agreement the individual can seek no further damages against Medical Staffing. Medical Staffing had paid $216,236 of this amount, as of October 2003 and in November 2003, by means of a private stock transaction, the President of Medical Staffing, signed over personal shares of Medical Staffing, stock in consideration for the remaining liability. As such, Medical Staffing has recorded a loan payable to the President for the unpaid liability at that time, $875,920. Medical Staffing made additional payments of $25,000 in 2004 then converted $850,920 into 17,048,400 shares of stock pursuant to a Board resolution on December 30, 2004.


         Medical Staffing did not give anything of value to, or receive anything of value from, any promoter during fiscal year 2004 or 2003.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Medical Staffing's common stock currently trades on the Over-The-Counter ("OTC") Bulletin Board under the trading symbol "MSSI." Our shares of common stock trade have traded on the NASD OTC Bulletin Board since May 19, 2000. The OTC Bulletin Board is a network of security dealers who buy and sell stock. A computer network that provides information on current "bids" and "asks", as well as volume information, connects the dealers.

         The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since January 1, 2003, as reported by the National Quotation Bureau. It represents inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                                           BID PRICES
                                                     ---------------------
                                                     HIGH              LOW
                                                     ----              ---
2003
First Quarter                                        $0.15            $0.10
Second Quarter                                       $0.10            $0.05
Third Quarter                                        $0.07            $0.07
Fourth Quarter                                       $1.70            $0.07

2004
First Quarter                                        $0.27            $0.12
Second Quarter                                       $0.38            $0.08
Third Quarter                                        $0.03            $0.02
Fourth Quarter                                       $0.10            $0.03

2005
First Quarter                                        $0.06            $0.03


         Medical Staffing presently is authorized to issue 300,000,000 shares of common stock with $0.001 par value. As of August 1, 2005, there were one hundred thirty seven (137) holders of record of Medical Staffing's common stock and 175,253,677 shares issued and outstanding.

         Medical Staffing is authorized to issue 30,000,000 shares of $0.001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred," may be issued by the Board of with rights, designations, preferences and other terms, as may be determined by the Board in their sole discretion, at the time of issuance.


Dividends


         Medical Staffing has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board and will depend upon, among other factors, Medical Staffing's operations, its capital requirements, and its overall financial condition.

                            DESCRIPTION OF SECURITIES

General


         Medical Staffing's authorized capital consists of 300,000,000 shares of common stock, par value $0.001 per share and 30,000,000 shares of preferred stock, par value $0.001 per share. As of August 1, 2005, there were 175,253,677 outstanding shares of common stock. None of the shares of the preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to Medical Staffing's capital stock.


Common Stock


         Each outstanding share of common stock has one (1) vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent (50%) or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Medical Staffing's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.


Preferred Stock

         Medical Staffing is authorized to issue 30,000,000 shares of $0.01 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Warrants

         Medical Staffing has not issued any warrants since its inception.

Options


         Medical Staffing has no outstanding options. However, pursuant to Medical Staffing's employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.



Limitation Of Liability:  Indemnification


         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Medical Staffing from and against certain claims arising from or related to future acts or omissions as a director or officer of Medical Staffing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Medical Staffing pursuant to the foregoing, or otherwise, Medical Staffing has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


Transfer Agent

         The transfer agent for Medical Staffing common stock is Holladay Stock Transfer Inc. Its address is 2939 North 67th Place, Scottsdale, Arizona, 85251 and its telephone number is (480) 481-3940.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

         Authorized And Unissued Stock


         The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Medical Staffing that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board . A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.


         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.

                                     EXPERTS

         The consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 included in this Prospectus, and incorporated by reference in the Registration Statement, have been audited by Bagell, Josephs & Company, L.L.C., independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares offered herein will be opined on for us by Burton, Bartlett & Glogovac, which has acted as our outside legal counsel in relation to certain, restricted tasks.

                           HOW TO GET MORE INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                         PAGE
                                                                                                                         ----

Report of Independent Registered Public Accounting Firm                                                                   F-2
Consolidated Balance Sheets as of December 31, 2004 and 2003                                                              F-3
Consolidated Statements of Operations for the Years Ended December 31, 2004 and 2003                                      F-4
Consolidated Statements of Changes in Stockholder's Equity (Deficit) for the Years Ended December 31, 2004                F-5
and 2003
Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and 2003                                      F-6
Notes to Consolidated Financial Statements                                                                         F-7 - F-22
Condensed Consolidated Balance Sheet (unaudited) as of March 31, 2005                                                    F-23
Condensed Consolidated Statements of Operations (unaudited) for the Three Months Ended March 31, 2005 and 2004           F-24
Condensed Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended March 31, 2005 and 2004           F-25
Notes to Condensed Consolidated Financial Statements                                                              F-26 - F-42

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders' of
Medical Staffing Solutions, Inc. and Subsidiary
Vienna, VA

We have audited the accompanying consolidated balance sheets of Medical Staffing Solutions, Inc. and Subsidiary (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has recurring operating deficits and cash flow concerns that lead to substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As noted in Note 16, the Company had amended its previously issued consolidated financial statements for the years ended December 31, 2004 and 2003. The Company had amended these consolidated financial statements to reflect a change in the weighted average shares outstanding, and to expand certain accounting policy footnotes to enhance the disclosures.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Staffing Solutions, Inc. and Subsidiary as of December 31, 2004 and 2003, and the results of its statements of operations, changes in stockholders' (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey


February 25, 2005 and Note 16 which is dated July 20, 2005

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003


                                     ASSETS
                                     ------
                                                                                         2004           2003
                                                                                     -----------    -----------
Current Assets:
  Cash and cash equivalents                                                          $    28,348    $    77,068
  Accounts receivable, net of allowance for doubtful accounts of $36,642
    and $55,070 in 2004 and 2003, respectively                                         1,477,837      1,423,719
  Due from related parties                                                                10,341         30,007
  Prepaid expenses                                                                        53,110         54,976
                                                                                     -----------    -----------

    Total Current Assets                                                               1,569,636      1,585,770
                                                                                     -----------    -----------

  Fixed assets, net of depreciation                                                       60,689         70,605
  Loan commitment fees                                                                    65,625             --
  Deposits                                                                                52,643         27,643
                                                                                     -----------    -----------

TOTAL ASSETS                                                                         $ 1,748,593    $ 1,684,018
                                                                                     ===========    ===========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
LIABILITIES
Current Liabilities:
  Note payable - current portion                                                     $ 1,069,584    $ 1,032,106
  Promissory note payable/Standby Equity Distribution Agreement                          365,000             --
  Due to related parties                                                                 105,333        130,000
  Accounts payable and accrued expenses                                                  833,757      1,265,392
  Loan payable - officer / Litigation settlement payable                                  65,000        875,920
                                                                                     -----------    -----------

     Total Current Liabilities                                                         2,438,674      3,303,418
                                                                                     -----------    -----------

  Note payable, net of current portion                                                        --        220,000
                                                                                     -----------    -----------

     TOTAL LIABILITIES                                                                 2,438,674      3,523,418
                                                                                     -----------    -----------

STOCKHOLDERS' (DEFICIT)
  Preferred Stock, $.001 Par Value; 30,000,000 and 5,000,000 shares authorized
     0 shares issued and outstanding at December 31, 2004 and 2003                            --             --
  Common Stock, $.001 Par Value; 300,000,000 and 50,000,000 shares authorized
     122,509,383 and 41,200,005 shares issued, 8,941,935 and 0 held in escrow, and
     113,567,448 and 41,200,005 outstanding at December 31, 2004 and 2003                122,509         41,200
  Additional Paid-in Capital                                                           4,615,939      1,436,266
  Deficit                                                                             (5,428,529)    (3,316,866)
                                                                                     -----------    -----------

     TOTAL STOCKHOLDERS' (DEFICIT)                                                      (690,081)    (1,839,400)
                                                                                     -----------    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                                      $ 1,748,593    $ 1,684,018
                                                                                     ===========    ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           DECEMBER 31, 2004 AND 2003


                                                             2004               2003
                                                         ------------      ------------
OPERATING REVENUES
Revenue                                                  $  6,734,564      $  8,385,675
COST OF SALES                                               5,018,601         5,886,077
                                                         ------------      ------------
GROSS PROFIT                                                1,715,963         2,499,598
                                                         ------------      ------------
OPERATING EXPENSES
   Administrative commissions and payroll                   2,046,954         1,700,120
   General and administrative expenses                      1,371,377           946,401
   Depreciation and amortization                               61,726            15,426
                                                         ------------      ------------
     Total Operating Expenses                               3,480,057         2,661,950
                                                         ------------      ------------
INCOME (LOSS) BEFORE OTHER (EXPENSES)                      (1,764,094)         (162,352)

OTHER INCOME (EXPENSES)
   Amortization of discount on conversions                   (108,760)               --
   Interest income                                              1,450             6,526
   Interest expense                                          (240,259)         (137,798)
                                                         ------------      ------------
     Total Other Income (Expenses)                           (347,569)         (131,272)
                                                         ------------      ------------
NET LOSS BEFORE PROVISION FOR INCOME TAXES               $ (2,111,663)     $   (293,624)
Provision for Income Taxes                                         --                --
                                                         ------------      ------------
NET LOSS APPLICABLE TO COMMON SHARES                     $ (2,111,663)     $   (293,624)
                                                         ============      ============
NET LOSS PER BASIC AND DILUTED SHARES                    $      (0.03)     $      (0.01)
                                                         ============      ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING       62,372,351        41,200,000
                                                         ============      ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                      COMMON STOCK               ADDITIONAL       SUBSCRIPTION
DESCRIPTION                      SHARES          AMOUNT       PAID -IN CAPITAL     RECEIVABLE      DEFICIT         TOTAL
---------------------------   -------------    -----------    ----------------    ------------   -----------    -----------
Balance, December 31, 2002       10,499,333    $    10,500    $         34,500    $     (8,729)  $   (33,604)   $     2,667

Reverse merger with
  TeleScience International       2,200,000          2,200           1,165,412           8,729    (2,989,638)    (1,813,297)

Cancellation of shares
  due to reverse merger          (9,953,333)        (9,954)              9,954              --            --             --

14 to 1 stock split              38,454,005         38,454             (36,000)             --            --          2,454

Contribution of capital                  --             --             262,400              --            --        262,400

Net loss for the year                    --             --                  --                      (293,624)      (293,624)
                              -------------    -----------    ----------------    ------------   -----------    -----------

Balance, December 31, 2003       41,200,005         41,200           1,436,266              --    (3,316,866)    (1,839,400)

Shares issued for cash            9,041,774          9,042             619,182              --            --        628,224

Shares issued for services           10,000             10               1,390              --            --          1,400

Shares issued for loan
  commitment fee                    750,000            750             104,250              --            --        105,000

Shares issued for
  conversion of debentures       19,489,204         19,489             705,949              --            --        725,438

Shares issued in escrow
  under SEDA                     35,000,000         35,000             915,000              --            --        950,000

Shares issued in conversion
  of loan payable - officer      17,018,400         17,018             833,902              --            --        850,920

Net loss for the year                    --             --                  --              --    (2,111,663)    (2,111,663)
                              -------------    -----------    ----------------    ------------   -----------    -----------

                                122,509,383    $   122,509    $      4,615,939    $         --   $(5,428,529)   $  (690,081)
                              =============    ===========    ================    ============   ===========    ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2004 AND 203


                                                                                 2004             2003
                                                                             ------------     ------------
CASH FLOW FROM OPERATING ACTIVITIES
   Net loss                                                                  $(2,111,663)     $  (293,624)
                                                                             ------------     ------------
   Adjustments to reconcile net loss to net cash
     used in operating activities
     Depreciation and amortization                                                61,726           15,429
     Amortization of discount on conversions                                     108,760               --
     Conversion of interest on convertible debentures                             16,678               --
     Common stock issued for services                                              1,400               --
     Allowance for doubtful accounts                                             (18,428)          55,070
   Changes in assets and liabilities
     (Increase) in accounts receivable                                           (35,690)        (242,996)
     (Increase) decrease in prepaid expenses                                       1,866          (33,152)
     (Increase) in deposits                                                      (25,000)         (16,233)
     Increase (decrease) in accounts payable and accrued expenses               (431,635)          30,128
                                                                             ------------     ------------
   Total adjustments                                                            (320,323)        (191,754)
                                                                             ------------     ------------
   Net cash (used in) operating activities                                    (2,431,986)        (485,378)
                                                                             ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                                          (12,435)         (56,782)
                                                                             ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Capital contributions/common stock issuance for cash and
     subscriptions receivable                                                    628,224          496,100
   Proceeds from convertible debentures                                          600,000               --
   Proceeds from standby equity distribution agreement/promissory note         1,680,000               --
   (Payments) on standby equity distribution agreement/promissory note          (365,000)              --
   (Decrease) in amounts due related parties                                     (24,667)        (101,386)
   Advances from related parties                                                  19,666               --
   Proceeds (payments) from loan payable - officer/litigation settlement
     payable                                                                      40,000         (216,236)
                                                                             ------------     ------------
   Net proceeds (payments) of notes payable                                     (182,522)         430,348
                                                                             ------------     ------------
     Net cash provided by financing activities                                 2,395,701          608,826
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             (48,720)          66,666
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                     77,068           10,402
                                                                             ------------     ------------
CASH AND CASH EQUIVALENTS - END OF YEAR                                      $    28,348      $    77,068
                                                                             ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
Interest expense                                                             $   162,543      $   137,798
                                                                             ============     ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
Common stock issued for services                                             $     1,400      $        --
                                                                             ============     ============
Common stock issued for loan commitment fees                                 $   105,000      $        --
                                                                             ============     ============
Common stock issued for conversion of debt                                   $ 1,550,000      $        --
                                                                             ============     ============
Amortization of discount on conversions                                      $   108,760      $        --
                                                                             ============     ============
Common stock issued for conversion of interest expenses                      $    16,678      $        --
                                                                             ============     ============

               The accompanying notes are an integral part of the
                        consolidated financial statements

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 -          ORGANIZATION AND BASIS OF PRESENTATION

Medical Staffing Solutions, Inc. (the "Company") ("MSSI"), was incorporated in the State of Nevada on June 21, 2001. The Company had no revenues, operations and was considered a development stage company until September 26, 2003 when they entered into a reverse share exchange with TeleScience International, Inc. ("TeleScience") and its sole shareholder. Prior to the transaction, MSSI had 10,499,333 shares of common stock. Upon the share exchange, MSSI cancelled 9,953,333 of these shares and issued 2,200,000 shares to acquire TeleScience for 100% of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors approved a stock dividend in the amount of 14 for 1 stock or 1400% on September 29, 2003, increasing the outstanding shares of the Company to 41,200,000. As of December 31, 2003, the Company had 41,200,000 shares of common stock issued and outstanding.

For accounting purposes, the transaction was been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, TeleScience will be treated as the continuing entity for accounting purposes, and the consolidated financial statements presented herein are those of TeleScience.

The Company is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company's business plan anticipates diversification into building up a technology division specifically concentrating on Homeland Security. The Company has expensed some start-up costs relating to this in the past year.

In October 2003, the Company announced plans to enter into the Home Health Care Industry and provide services to the private sector as well as expand services in the public sector.

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned   subsidiary.   All  significant   intercompany  accounts  and
transactions have been eliminated in consolidation.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

Revenue is recognized under the accrual method of accounting when the services are rendered rather than when cash is collected for the services provided.


Specifically, the Company records the contract revenue on the gross basis, whereby the revenue is recorded when billed to the customer for the services performed.

Cost is recorded on the accrual basis as well, when the services are incurred rather than paid. The Company provides for reimbursement of costs through the use of a voucher system. Any out -of-pocket expenses incurred on behalf of the company must be accompanied by a corresponding receipt and related voucher.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

                     Furniture and fixtures         7 Years
                     Office equipment               5 Years

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs are included in general and administrative costs in the consolidated statements of operations for the years ended December 31, 2004 and 2003, respectively.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Start-up Costs

In accordance with Statement of Position 98-5, "Accounting for Start-up Costs", the Company has expensed all of its costs relating to the start-up of its Homeland Security division in the period in which those costs related to. The Company has expensed approximately $200,000 as of December 31, 2003, and these costs are included in the accompanying consolidated statements of operations.

Deferred Financing Fees


In March 2004, the Company issued 750,000 shares of common stock valued at $105,000 in connection with the Standby Equity Distribution Agreement ("SEDA"). The Standby Equity Distribution Agreement is for a period of 24-months, and commencing April 2004, the Company began amortizing this deferred financing fee at the rate of $4,375 per month. Amortization expense for the years ended December 31, 2004 is $39,375. The Company's policy as it relates to commitment fees is to capitalize and amortize those expenditures over the life of the financial instrument. Other fees and costs associated with the SEDA are expensed as incurred.

Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and the Company adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure," an amendment of SFAS No. 123.

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. Fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:


                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------
Net Loss                                          ($2,111,663)     ($  293,624)
Weighted-average common shares
  outstanding (Basic)                               62,372,351       41,200,005
Weighted-average common stock equivalents:
Stock options and warrants                                   -                -
Weighted-average common shares
  outstanding (Diluted)                             62,372,351       41,200,005


Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive.

Reclassifications

Certain amounts for the year ended December 31, 2003 have been reclassified to conform to the presentation of the December 31, 2004 amounts. The reclassifications have no effect on net loss for the year ended December 31, 2003.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In September 2001, the Financial Accounting Standards Board (the "FASB") issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations are no longer allowed and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company adopted these new standards effective January 1, 2002.

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.
This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44,
Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This
statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles
Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company's results of operations or financial position.

NOTE 3-  ACCOUNTS RECEIVABLE

A majority of the Company's revenues are derived from government contracts for personnel at various state and federal agencies including hospitals, medical facilities and penitentiaries. As such, payment for services rendered are based on negotiated terms. The Company does provide for an allowance of doubtful accounts and often evaluates receivables for collectibility. At December 31, 2004 and 2003, the Company has $1,477,837 and $1,423,719, respectively due to it for its services. Additionally, the Company has established an allowance for doubtful accounts of $36,642 and $55,070 at December 31, 2004 and 2003, respectively.

The accounts receivable are being used as collateral on a line of credit the Company has with a factor (See Note 5).

NOTE 4-  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2004 and 2003:

                                                       2004              2003
                                                    ---------         ---------
Furniture, fixtures and equipment                   $ 153,066         $ 140,631
Less:  accumulated depreciation                       (92,377)          (70,026)
                                                    ---------         ---------
Net book value                                      $  60,689         $  70,605
                                                    =========         =========

Depreciation expense for the years ended December 31, 2004 and 2003 was $22,351 and $15,429, respectively.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 5-  NOTES PAYABLE

In May 2002, the Company entered into a line of credit agreement with a factor. The loan, which is due on demand bears interest at prime plus 1.00%. The factor lends up to 90% of the receivable balance to the Company, and receives payment directly on the outstanding receivables and the remaining balance is remitted to the Company. The outstanding balance at December 31, 2004 and 2003 was $1,069,584 and $1,018,065, respectively. The balance is reflected net of a 10% reserve that the factor has established which is adjusted on each funding.

Additionally, the Company maintains a small credit line with a bank. The balance outstanding at December 31, 2003 was $14,041. There were no amounts outstanding under this line at December 31, 2004.

In May 2002, the Company borrowed $220,000 from an individual to be used in developing the Company's business plan, including the Homeland Security division. The note payable is non-interest bearing, and due on demand. At December 31, 2004 and 2003, the balance outstanding was $0 and $220,000. The loan was paid back in 2004.

In 1997, the Company borrowed $300,000 plus interest at 10% from an individual and had started repayments of that note with interest and paid down the balance to $163,000. The Company received notice in 2002 that the lender filed a lawsuit against the Company, and in 2002 recorded the full settlement amount due the lender. The remaining balance of $163,000 is included in that settlement amount as of December 2002 (see Note 11). This amount was paid back from a private stock transaction by the officer in November 2003.

NOTE 6-  CONVERTIBLE DEBENTURES

On March 11, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from the Company.

On March 11, 2004, Cornell Capital Partners purchased $250,000 of convertible debentures and purchased $350,000 additional debentures on May 3, 2004. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible into the Company's common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 115% of the closing bid price of the common stock as of the closing date or (ii) 85% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The debentures are secured by the assets of the Company.

 At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debentures upon fifteen (15) business days notice for 115% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. During the year ended December 31, 2004, Cornell converted the entire $600,000 into 19,489,204 shares of common stock which included conversions of $16,678 in interest and the Company recognized $108,760 of amortization of discount on the debenture conversions.

NOTE 7-  INVESTMENT

Beginning in 2001, the Company started investing in a private airstrip in Branson, Missouri. The project ran out of funding after the Company funded approximately $387,269 as of December 31, 2002, and the project has since ceased for the moment. Management has reserved an allowance for the entire amount, as the investment value is not known.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 8-  DUE TO RELATED PARTIES

The Company has outstanding at December 31, 2004 and 2003, $105,333 and $130,000 non-interest bearing to related parties. These amounts have no specific repayment terms, and were provided to the Company to cover some of the costs of completing the merger. These amounts are reflected in the consolidated balance sheets as current liabilities.

The Company has also advanced related parties certain amounts, mostly in the form of employee advances. The balance at December 31, 2004 and 2003 were $10,341 and $30,007, respectively.

NOTE 9-  PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2004 and 2003, deferred tax assets approximated the following:

                                                                 2004             2003
                                                             -----------      -----------
Net operating loss carryforwards                             $ 1,855,243      $ 1,150,406
Less:  valuation allowance                                    (1,855,243)      (1,150,406)
                                                             -----------      -----------
                                                             $       -0-      $       -0-
                                                             ===========      ===========


At December 31, 2004 and 2003, the Company had accumulated deficits approximating $5,456,596 and $3,316,866, respectively available to offset future taxable income through 2024. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 10- STOCKHOLDERS' (DEFICIT)

The Company has two classes of stock; a preferred class with a par value of $.001 and 30,000,000 and 5,000,000 shares authorized, respectively at December 31, 2004 and 2003 and a common class with a par value of $.001 and 300,000,000 and 50,000,000 shares authorized, respectively at December 31, 2004 and 2003.

The Company has not issued any shares of preferred stock.

The Company has 122,509,383 and 41,200,005 common shares issued, 8,941,935 and 0 common shares held in escrow, and 113,567,448 and 41,200,005 common shares outstanding as of December 31, 2004 and 2003, respectively.

Upon the merger, the Company cancelled 9,953,333 of the 10,499,333 shares then issued and outstanding and issued 2,200,000 shares to acquire 100% of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors of the Registrant approved a stock dividend in the amount of 14 for 1 or 1400% on September 29, 2003, increasing the outstanding shares of the Company to 41,200,005.

On January 27, 2004 and February 18, 2004, the Company issued 2,000,000 S-8 shares on each date for a total of 4,000,000 shares. The price of these shares ranged between $.10 and $.16 for a total value of $480,000.

The Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company's stock price on March 11, 2004.

The Company issued 2,416,667 shares of common stock for $75,017 in the first quarter of 2004 to investors and employees.

The Company issued 750,000 shares of common stock in March 2004 to Cornell Capital Partners, L.P. as a commitment fee for the Standby Equity Distribution Agreement. The value of these shares is $105,000 and has been reflected as loan commitment fee (net of amortization) in the consolidated balance sheet at December 31, 2004.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 10- STOCKHOLDERS' (DEFICIT) (CONTINUED)

The Company has issued 2,625,107 shares of common stock for cash of $73,206 in the second quarter of 2004 to investors and employees.

The Company issued 35,000,000 shares of common stock to the escrow agent for Cornell as collateral under the promissory note the Company entered into with Cornell Capital (see Note 14). The Company received $1,315,000 under two separate notes.

The Company issued 19,489,204 shares in conversion of $600,000 in convertible debentures, and $16,678 of accrued interest. The Company recognized $108,760 in amortization of discount on these conversions during 2004.

The Company on December 30, 2004 pursuant to a board resolution issued 17,018,400 shares of common stock in conversion of $850,920 loan payable to an officer of the Company (See Note 11).

NOTE 11- LOAN PAYABLE -  OFFICER / LITIGATION

The Company had advances from an officer of the Company to help fund operations in the amount of $71,379 at December 31, 2002. The officer has not been charging interest, and the amounts were classified as current liabilities as they are due on demand. These amounts were repaid by the Company in 2003.

The Company was party to a claim pursuant to which an individual was seeking damages under an agreement the Company entered into in 2002. The Company eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney's fees. The payout of this settlement was to be over forty-two months in semi-monthly installments of $12,500 commencing February 2003. The settlement accrued interest at 12% upon any default of the agreement. As part of this agreement the individual can seek no further damages against the Company. The Company paid $216,236 of this amount, and then in November 2003, the President of the Company in a private stock transaction, signed over personal shares of Medical Staffing Solutions, Inc. stock in consideration for this liability. As such, the Company has recorded a loan payable to the President for the unpaid liability at that time, $875,920. The Company made additional payments of $25,000 in 2004 then converted $850,920 into 17,048,400 shares of stock pursuant to a board resolution on December 30, 2004.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 12- COMMITMENTS

The Company has established a 401(k) Plan for its employees. The expense for the Company for the years ended December 31, 2003 and 2002 were $26,830 and $23,505, respectively. The Company has dropped the matching portion of the contribution effective January 1, 2004.

In October 2003, the Company extended their agreement with the California State Department of Corrections for Contract Nursing Staff. This agreement has an annual estimated value of 2.5 million dollars.

In November 2003, the Company was awarded a three-year 2.6 million dollar contract with the Department of Health and Human Services to provide nursing staff to the U.S. Public Health Service in support of the National Hansen's Disease Programs based in Louisiana. This is the second such contract won by the Company. This contract expires in September 2005 and the Company intends to participate in the re-competition of the contract.

The Company entered into a non-binding letter of intent on December 1, 2004 with Nurses PRN, LLC to acquire it.

The Company entered into a non-binding letter of intent on July 15, 2004 with Physicians Informatics, Inc. d.b.a. Practice One, a Virginia corporation. This letter of intent was terminated on December 3, 2004.

On December 30, 2004, the Company entered into a non-binding letter of intent with A&T Systems, Inc. to acquire certain assets of A&T Systems, Inc..

On January 11, 2005, the Company entered into a non-binding letter of intent with Staff Relief, Inc. to acquire it.

The Company's subsidiary TeleScience was sued by Medsense LA, LLC for an outstanding balance owed for nursing services provided on behalf of TeleScience. The principal amount sought in the suit was $24,592. By default judgment dated October 6, 2004, Medsense was awarded the principal amount plus contractual interest and attorney's fees. TeleScience appealed the default judgment on December 16, 2004. During the appeal, TeleScience settled the matter with Medsense and Medsense signed a settlement agreement effective January 21, 2005. The judgment is in the process of being marked satisfied and the appeal dismissed with prejudice. The amount paid in January and accrued by the Company as of December 31, 2004 for this matter was $30,000.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 13- STANDBY EQUITY DISTRIBUTION AGREEMENT

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the agreement, the Company may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. The purchase price for the shares is equal to 100% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the notice date.

Cornell Capital Partners received a one-time commitment fee of 750,000 shares of the Company's common stock, valued at $105,000 on March 11, 2004.

Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company's stock price on March 11, 2004.

During the fiscal year ended 2004, the Company has received the gross amount of $950,000 pursuant to the Standby Equity Distribution Agreement, issuing 26,058,065 shares of common stock. The Company has used the $950,000 obtained under the Standby Equity Distribution Agreement to repay the promissory notes issued to Cornell Capital Partners (See Note 14). The Company has not used all of the available shares of registered common stock under the Standby Equity Distribution Agreement, and therefore may still make advances Standby Equity Distribution Agreement without filing an additional registration statement for shares issuable under the Standby Equity Distribution Agreement.

NOTE 14- PROMISSORY NOTE

On June 11, 2004 and October 18, 2004, the Company entered into promissory notes in the amount of $1,000,000 and $315,000 with Cornell Capital. The Company issued 35,000,000 shares of common stock to the escrow agent as collateral under these note agreements. As of December 31, 2004 the Company has drawn down $950,000 of the Standby Equity Distribution Agreement to repay part of the notes. As of December 31, 2004, the balance outstanding under these notes is $365,000.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 15- GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred substantial net losses for the years ended December 31, 2004 and 2003. The Company may not be able to generate enough revenue and/or raise capital to support its operations. This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that they can improve operations and raise the appropriate funds needed through recent contracts the Company has entered into in the past few months, as well as the completed reverse merger with which the Company now has the ability to raise money in the public markets.

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement. Under this agreement, and upon an effective registration of the shares, the Company may issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $15,000,000. The Company has obtained an effective registration statement for 124,408,774 shares of common stock under the Standby Equity Distribution Agreement, and has issued 26,058,065 shares to Cornell Capital Partners through December 31, 2004.

In addition to the Standby Equity Distribution Agreement, on March 11, 2004, the Company entered into a Convertible Debenture agreement for $600,000. Cornell has advanced all $600,000 of this amount.

With the proceeds of the Standby Equity Distribution Agreement for up to 15 million dollars, the Company should be able to grow and acquire companies that will contribute to the development of providing nurses to the private sector as well as government contracts. The Company received $1,315,000 from Cornell Capital on June 11, 2004 and October 18, 2004 pursuant to the promissory notes. The Company intends to repay the promissory notes with cash proceeds received under the Standby Equity Distribution Agreement. The Company has entered into a letter of intent to acquire a few companies and is in the due diligence phase of these acquisitions.

The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 16- AMENDMENTS AND RESTATEMENT

The Company has amended and restated its previously issued consolidated financial statements for the years ended December 31, 2004 and 2003 on its report dated February 25, 2005. The restatement was due to the correction of the weighted average shares outstanding calculation. The amendments were related to extended documentation on certain accounting policies, specifically revenue recognition, deferred financing fees, stock based compensation, and going concern.

NOTE 17- SUBSEQUENT EVENTS


On January 11, 2005, the Company entered into a non-binding letter of intent with Staff Relief, Inc. to acquire them.

On January 1, 2005, the Company entered into a five-year employment agreement with their President.

On January 5, 2005, the Company entered into a third promissory note for $2,000,000 with Cornell Capital Partners, L.P. and placed an additional 40,000,000 shares of common stock into escrow under this agreement.

Subsequent to December 31, 2004, and through March 16, 2005, the Company has issued 14,068,843 shares of common stock under the Standby Equity Distribution Agreement to Cornell Capital Partners.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2005

                                     ASSETS
                                     ------

Current Assets:
  Cash and cash equivalents                                      $ 1,567,195
  Accounts receivable, net of allowance
    for doubtful accounts of $46,096                               1,229,936
  Prepaid expenses                                                    31,080
                                                                 -----------

   Total Current Assets                                            2,828,211
                                                                 -----------

  Fixed assets, net of depreciation                                   55,103
  Loan commitment fees, net                                           52,500
  Deposits                                                            55,643
                                                                 -----------

TOTAL ASSETS                                                     $ 2,991,457
                                                                 ===========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                     ---------------------------------------

LIABILITIES
Current Liabilities:
  Note payable - current portion                                 $   764,763
  Prommissory note - Standby Equity Distribution Agreement         1,300,000
  Due to related parties                                              83,333
  Accounts payable and accrued expenses                              857,298
  Loan payable - Officer / Litigation settlement payable              63,000
                                                                 -----------

    Total Current Liabilities                                      3,068,394
                                                                 -----------

    TOTAL LIABILITIES                                              3,068,394
                                                                 -----------

STOCKHOLDERS' (DEFICIT)
  Preferred Stock, $.001 Par Value; 30,000,000 shares authorized
    0 shares issued and outstanding                                       --
  Common Stock, $.001 Par Value; 300,000,000 shares authorized
    151,788,053 shares issued and outstanding                        151,788
  Additional Paid-in-Capital                                       5,546,468
  Deficit                                                         (5,775,193)
                                                                 -----------

    TOTAL STOCKHOLDERS' (DEFICIT)                                    (76,937)
                                                                 -----------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                    $ 2,991,457
                                                                 ===========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                                            2005            2004
                                                       -------------    ------------
OPERATING REVENUES
 Revenue                                               $   1,646,090    $  1,685,016

COST OF SALES                                              1,125,561       1,315,628
                                                       -------------    ------------

GROSS PROFIT                                                 520,529         369,388
                                                       -------------    ------------

OPERATING EXPENSES
 Administrative payroll, benefits and overhead costs         518,266         561,784
 General and administrative expenses                         267,949         237,038
 Depreciation and amortization                                18,711           3,401
                                                       -------------    ------------
   TOTAL OPERATING EXPENSES                                  804,926         802,223
                                                       -------------    ------------

(LOSS) BEFORE OTHER INCOME (EXPENSES)                       (284,397)       (432,835)

OTHER INCOME (EXPENSES)
 Interest income                                               5,118             599
 Interest expense                                            (67,385)        (34,877)
                                                       -------------    ------------
   TOTAL OTHER INCOME (EXPENSES)                             (62,267)        (34,278)
                                                       -------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES             $    (346,664)   $   (467,113)
PROVISION FOR INCOME TAXES                                        --              --
                                                       -------------    ------------

NET LOSS APPLICABLE TO COMMON SHARES                   $    (346,664)   $   (467,113)
                                                       =============    ============

NET LOSS PER BASIC AND DILUTED SHARES                  $    (0.00257)   $   (0.01072)
                                                       =============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                     134,732,159      43,592,227
                                                       =============    ============

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                                             2005          2004
                                                         -----------    ---------
CASH FLOW FROM OPERTING ACTIVIITES
 Net loss                                                $  (346,664)   $(467,113)
                                                         -----------    ---------
 Adjustments to reconcile net loss to net cash
  used in operating activities
  Depreciation and amortization                               18,711        3,401
  Common stock issued for services                                --        1,400
  Common stock issued for interest payments                   62,142           --
 CHANGES IN ASSETS AND LIABILITIES
  Decrease in accounts receivable                            247,901       48,451
  (Increase) decrease in prepaid expenses                     22,030      (40,567)
  (Increase) in deposits                                      (3,000)          --
  Increase in accounts payable and
   and accrued expenses                                       23,541      100,581
                                                         -----------    ---------
  Total adjustments                                          371,325      113,266
                                                         -----------    ---------

  NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         24,661     (353,847)
                                                         -----------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures                                             --       (3,422)
 (Increase) decrease in amounts due related parties          (11,659)      30,007
                                                         -----------    ---------

   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES       (11,659)      26,585
                                                         -----------    ---------

CASH FLOWS FROM FINANCING ACTIVITES
 Common stock issuances for cash - net of expenses           897,666       75,017
 Proceeds (payments) from convertible debentures - net       935,000      250,000
 Net payments from loan payable - officer / litigation
   settlement payable                                         (2,000)     (25,000)
 Net proceeds (payments) of notes payable                   (304,821)     (46,314)
                                                         -----------    ---------
   NET CASH PROVIDED BY FINANCING ACTIVITIES               1,525,845      253,703
                                                         -----------    ---------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                                1,538,847      (73,559)
CASH AND CASH EQUIVALENTS -
  BEGINNING OF PERIOD                                         28,348       77,068
                                                         -----------    ---------

CASH AND CASH EQUIVALENTS - END OF PERIOD                $ 1,567,195    $   3,509
                                                         ===========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

CASH PAID DURING THE PERIOD FOR:
  Interest expense                                       $    53,954    $  34,877
                                                         ===========    =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION

 Common stock issued for services                        $        --    $   1,400
                                                         ===========    =========

 Common stock issued for loan commitment fees            $   160,000    $ 105,000
                                                         ===========    =========

 Common stock issued for interest payment                $    62,142    $      --
                                                         ===========    =========

The accompanying notes are an integral part of the condensed consolidated financial statements.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004

NOTE 1 -          ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2004 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Medical Staffing Solutions, Inc. (the "Company" or "MSSI"), was incorporated in the State of Nevada on June 21, 2001. The Company had no revenues, operations and was considered a development stage company until September 26, 2003 when they entered into a reverse merger with TeleScience International, Inc. Prior to the transaction, MSSI had 10,499,333 shares of common stock. Upon the merger, MSSI cancelled 9,953,333 of these shares and issued 2,200,000 shares to acquire TeleScience for 100% of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors approved a stock dividend in the amount of 14 for 1 stock or 1400% on September 29, 2003, increasing the outstanding shares of the Company to 41,200,005. As of March 31, 2005, the Company had 151,788,053 shares of common stock issued and outstanding.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 1 -          ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

For accounting purposes, the transaction was been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, TeleScience will be treated as the continuing entity for accounting purposes, and the condensed consolidated financial statements presented herein are those of TeleScience.

The Company is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company's business plan anticipates diversification into building up a technology division, which includes developing a Homeland Security subdivision. The Company expensed some start-up costs relating to this in 2003.

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

Revenue is recognized under the accrual method of accounting when the services are rendered rather than when cash is collected for the services provided.

Cost is recorded on the accrual basis as well, when the services are incurred rather than paid for.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. As of March 31, 2005, the Company had deposits of $1,510,914 in excess of the insured limits.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

                 Furniture and fixtures         7 Years
                 Office equipment               5 Years

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs are included in general and administrative costs in the condensed consolidated statements of operations for the three months ended March 31, 2005 and 2004, respectively.

Fair Value of Financial Instruments

The carrying amount reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Start-up Costs

In accordance with Statement of Position 98-5, "Accounting for Start-up Costs", the Company has expensed all of their costs relating to the start-up of their Homeland Security division in the period in which those costs related to. The Company expensed approximately $0, $0 and $200,000 as of March 31, 2005, 2004 and 2003, respectively, and these costs are included in the accompanying condensed consolidated statements of operations.

Deferred Financing Fees

In March 2004, the Company issued 750,000 shares of common stock valued at $105,000 as a commitment fee in connection with the Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement is for a period of 24-months, and commencing April 2004, the Company began amortizing this deferred financing fee at the rate of $4,375 per month. Amortization for the three months ended March 31, 2005 and 2004 is $13,125 and $0, respectively.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

                                                March 31, 2005   March 31, 2004
                                                --------------   --------------
Net Loss                                       ($    346,664)     ($    467,113)
                                               --------------    --------------
Weighted-average common shares outstanding
  (Basic)                                        134,732,159         43,592,227
Weighted-average common stock equivalents:
Stock options and warrants                                --                 --
                                               --------------    --------------
Weighted-average common shares outstanding
  (Diluted)                                      134,732,159         43,592,227
                                               ==============    ==============

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive. As of March 31, 2005, there were no outstanding options or warrants available.

Reclassifications

Certain amounts for the three months ended March 31, 2004 have been reclassified to conform to the presentation of the March 31, 2005 amounts. The reclassifications had no effect on net income for the three months ended March 31, 2004.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In September 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations are no longer allowed and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company adopted these new standards effective January 1, 2002.

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.
This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44,
Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles
Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the company accounts for its share-based payment transactions under the provision of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

NOTE 3-  ACCOUNTS RECEIVABLE

A majority of the Company's revenues are derived from government contracts for personnel at various state and federal agencies including hospitals, medical facilities and penitentiaries. As such, payments for services rendered are based on negotiated terms. The Company does provide for an allowance of doubtful accounts and often evaluates receivables for collectibility. At March 31, 2005, the Company has $1,276,032 due to them for their services. Additionally, the Company has established an allowance for doubtful accounts of $46,096 at March 31, 2005.

The accounts receivable are being used as collateral on a line of credit the Company has with a factor (See Note 5).

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 4-  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2005:

 Furniture, fixtures and equipment                             $  153,065
 Less:  accumulated depreciation                                   97,962
                                                               ----------
 Net book value                                                $   55,103
                                                               ==========


Depreciation expense for the three months ended March 31, 2005 and 2004 was $5,586 and $3,401, respectively.

NOTE 5-  NOTES PAYABLE

In May 2002, the Company entered into a line of credit agreement with a factor. The loan, which is due on demand bears interest at prime plus 1.00%. The factor lends up to 90% of the receivable balance to the Company, and receives payment directly on the outstanding receivables and the remaining balance is remitted to the Company. The outstanding balance at March 31, 2005 was $764,763. The balance is reflected net of a 10% reserve that the factor has established which is adjusted on each funding.

In May 2002, the Company borrowed $220,000 from an individual to be used in developing the Company's business plan, including the Homeland Security division. The note payable was non-interest bearing until May 2003 and now bears interest at 7%. The note is due on demand. At March 31, 2005, the balance had been paid off.

In 1997, the Company borrowed $300,000 plus interest at 10% from an individual and had started repayments of that note with interest and paid down the balance to $163,000. The Company received notice in 2002 that the lender filed a lawsuit against the Company, and in 2002 recorded the full settlement amount due the lender. The remaining balance of $163,000 is included in that settlement amount as of December 2002 (see Note 11). The amount was paid back through a private stock transaction by the officer in November 2003.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 6-  INVESTMENT

Beginning in 2001, the Company started investing in a private airstrip in Branson, Missouri. The project, after the Company funded approximately $387,269 as of March 31, 2004, ran out of funding, and the project has since ceased. Management has reserved an allowance for the entire amount, as the investment value is not known.

NOTE 7-  DUE TO RELATED PARTIES

The Company had outstanding at March 31, 2005, $83,333 in non-interest bearing amounts to related parties. These amounts have no specific repayment terms, and were provided to the Company to cover some of the costs of completing the merger. These amounts are reflected in the condensed consolidated balance sheet as current liabilities.

The Company has also advanced related parties certain amounts, mostly in the form of employee advances. There was $10,050 due at March 31, 2005 for these advances. These amounts have been included in the accounts receivable.

NOTE 8-  PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At March 31, 2005, deferred tax assets approximated the following:


            Deferred tax assets                    $ 1,744,000
            Less:  valuation allowance              (1,744,000)
                                                    ----------
            Net deferred tax assets                       $-0-
                                                    ==========

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 8-  PROVISION FOR INCOME TAXES (Continued)

At March 31, 2005, the Company had an accumulated deficit in the amount of $5,775,193, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 9-  STOCKHOLDERS' EQUITY (DEFICIT)

The Company has two classes of stock; a preferred class with a par value of $.001 and 30,000,000 shares authorized, and a common class with a par value of $.001 and 300,000,000 shares authorized. These levels were increased by the Board of Directors on March 9, 2004 from 5,000,000 and 50,000,000, respectively.

The Company has not issued any shares of preferred stock.

The Company has 151,788,053 common shares issued and outstanding as of March 31, 2005.

Upon the merger, the Company cancelled 9,953,333 of the 10,499,333 shares then issued and outstanding and issued 2,200,000 shares to acquire 100% of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors of the Registrant approved a stock dividend in the amount of 14 for 1 or 1400% on September 29, 2003, increasing the outstanding shares of the Company to 41,200,005.

On January 27, 2004 and February 18, 2004, the Company issued 2,000,000 S-8 shares on each date for a total of 4,000,000 shares. The price of these shares ranged between $.10 and $.16 for a total value of $505,000, which was reflected as a subscription receivable and was collected in the second quarter of 2004.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 9-  STOCKHOLDERS' EQUITY (DEFICIT) (Continued)

The Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company's stock price on March 11, 2004.

The Company issued 2,416,667 shares of common stock for $362,500 in the first quarter of 2004.

The Company issued shares in March 2004 to Cornell Capital Partners, LP as a commitment fee for the Standby Equity Distribution Agreement. The value of these shares is $105,000 and has been reflected as loan commitment fees in the condensed consolidated balance sheet at March 31, 2005. Since the effective date of the registration statement, the Company has recognized $52,500 of amortization.

The Company issued 27,814,409 shares of common stock for $1,065,000 and 1,464,261 shares for the conversion of interest costs in the amount of $62,142.

NOTE 10- LOAN PAYABLE - OFFICER

The Company was party to a claim pursuant to which an individual was seeking damages under an agreement the Company entered into in 2002. The Company eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney's fees. The payout of this settlement was to be over forty-two months in semi-monthly installments of $12,500 commencing February 2003. The settlement accrued interest at 12% upon any default of the agreement. As part of this agreement the individual can seek no further damages against the Company.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 10- LOAN PAYABLE - OFFICER (Continued)

The Company paid $216,236 of this amount, and then in November 2003, the President of the Company in a private stock transaction, signed over personal shares of Medical Staffing Solutions, Inc. stock in consideration for this liability. As such, the Company has recorded a loan payable to the President for the unpaid liability at that time, $875,920. The Company has paid down this liability and the total outstanding at March 31, 2005 is $63,000.

NOTE 11- COMMITMENTS

The Company had established a 401(k) Plan for its employees and agreed to match a portion of the contribution. The expense for the Company for the three months ended March 31, 2003 was $26,830. Effective January 1, 2004, the Company discontinued its matching portion of the contribution.

In October 2003, the Company extended their agreement with the California State Department of Corrections for Contract Nursing Staff. This agreement has an annual estimated value of 2.5 million dollars.

In November 2003, the Company was awarded a three-year 2.6 million dollar contract with the Department of Health and Human Services to provide nursing staff to the U.S. Public Health Service in support of the National Hansen's Disease Programs based in Louisiana. This is the second such contract won by the Company. This contract expires in September 2005 and the Company intends to participate in the re-competition of the contract.

NOTE 12- STANDBY EQUITY DISTRIBUTION AGREEMENT

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the agreement, the Company may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. The purchase price for the shares is equal to 100% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the notice date.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 12- STANDBY EQUITY DISTRIBUTION AGREEMENT (Continued)

The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 750,000 shares of the Company's common stock.

Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company's stock price on March 11, 2004.

In January 2005, the Company incurred additional financing fees valued at $160,000. The Company charged the financing fees and associated legal fees against paid-in-capital in connection with the equity financing agreement.

NOTE 13- GOING CONCERN

As shown in the accompanying condensed consolidated financial statements, the Company incurred substantial net losses for the years ended December 31, 2004 and 2003, and additional losses in the three months ended March 31, 2005. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises substantial doubt about the Company's ability to continue as a going concern.

Management also states that they believe that they can improve operations and raise the appropriate funds needed through their recent contracts the Company has entered into in the past few months.

                 MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2005 AND 2004

NOTE 13- GOING CONCERN (Continued)

On January 15, 2004, the Company received a term sheet from Cornell Capital Partners, LP regarding a Standby Equity Distribution Agreement. Under this agreement, and upon an effective registration of the shares, Cornell Capital Partners will commit to purchase up to 15 million dollars of the Company stock pursuant to the terms agreed upon.

Cornell Capital Partners, LP and the Company entered into a Convertible Debenture Agreement in the first quarter 2004 for $600,000. Cornell Capital Partners had originally advanced $250,000 of this amount at closing and advanced the remaining $350,000 upon the filing of the registration statement, which occurred in April 2004. The Company also negotiated a promissory note in the amount of $2,000,000 during the first quarter of 2005. The balance due at March 31, 2005 was $1,300,000. For the three months ended March 31, 2005, the Company issued 1,464,261 shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement, the proceeds of which were used to satisfy $62,142 of interest due under promissory notes outstanding.

On January 5, 2005, the Company entered into a third promissory note for $2,000,000 with Cornell Capital Partners and placed 40,000,000 shares of common stock into escrow, per the promissory note. As of March 31, 2005, 19,663,256 shares still remain in escrow.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Medical Staffing Solutions, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

         o     except the common stock offered by this prospectus;

         o in any jurisdiction in which the offer or solicitation is not authorized;

         o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

         o to any person to whom it is unlawful to make the offer or solicitation; or

         o to any person who is not a United States resident or who is outside the jurisdiction of the United States.


The delivery of this prospectus or any accompanying sale does not imply that:

         o there have been no changes in the affairs of Medical Staffing Solutions after the date of this prospectus; or

         o the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                             ----------------------

                                   PROSPECTUS

                              ---------------------




                       101,000,000 Shares of Common Stock



                        MEDICAL STAFFING SOLUTIONS, INC.





                            ________________ __, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Medical Staffing from and against certain claims arising from or related to future acts or omissions as a director or officer of Medical Staffing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Medical Staffing pursuant to the foregoing, or otherwise, Medical Staffing has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Medical Staffing will pay all expenses in connection with this offering.


Securities and Exchange Commission Registration Fee                  $    594.39
Printing and Engraving Expenses                                      $  2,500.00
Accounting Fees and Expenses                                         $ 15,000.00
Legal Fees and Expenses                                              $ 50,000.00
Miscellaneous                                                        $ 16,905.61
TOTAL                                                                $ 85,000.00


ITEM 26.  SALES OF UNREGISTERED SECURITIES


         During the past three (3) years the registrant has issued the following securities without registration under the Securities Act of 1933:

         Prior to the Share Exchange Agreement, Dr. Sahay owned one hundred percent (100%) of the outstanding shares of TeleScience. Subsequent to the Share Exchange Agreement, Medical Staffing has issued the following unregistered securities.

         Immediately prior to the Share Exchange transaction, Medical Staffing had 10,499,333 shares of common stock. Upon the consummation of the Shares Exchange transaction, Medical Staffing canceled 9,953,333 of the outstanding shares and issued 2,200,000 shares of common stock to the holders of the common stock of TeleScience for one hundred percent (100%) of the outstanding stock of TeleScience. On September 29, 2003, Medical Staffing approved a 14-for-1 stock dividend.

         On March 11, 2004, Medical Staffing entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from Medical Staffing. On March 11, 2004, Cornell Capital Partners purchased $250,000 of convertible debentures and purchased the remaining $350,000 of debentures on May 3, 2004. During the year ended December 31, 2004, Cornell Capital Partners converted the entire $600,000 into 19,489,204 shares of common stock which included conversions of $16,678 in interest.

         On March 11, 2004, Medical Staffing entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the agreement, Medical Staffing may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. The purchase price for the shares is equal one hundred percent (100%) of the lowest volume weighted average price of the common stock during the five (5) trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven (7) trading days of a prior advance. On March 11, 2004, Cornell Capital Partners received a one-time commitment fee of 750,000 shares of Medical Staffing's common stock. Cornell Capital Partners is entitled to receive in cash five percent (5%) of each advance as an underwriting discount. In addition, Medical Staffing entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, Medical Staffing paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on Medical Staffing's stock price on March 11, 2004. Through August 1, 2005, Medical Staffing has made advances under the Standby Equity Distribution Agreement in the amount of $2,440,000, issuing 74,744,294 shares of its common stock.

         The Company issued 2,416,667 shares of common stock for $75,017 in the first quarter of 2004 to investors and employees.

         The Company issued 2,625,107 shares of common stock for cash of $73,206 in the second quarter of 2004 to investors and employees.


         On December 30, 2004, Medical Staffing, pursuant to a board resolution, converted a $850,920 loan payable to Medical Staffing's President and Chief Executive Officer, Dr. Sahay into 17,048,400 shares of common stock.

         On April 8, 2005, Medical Staffing entered into a 90 Days Consulting Services Contract with Fitzgerald Galloway Management, Inc. Pursuant to the Consulting Services Contract, Fitzgerald received 1,000,000 shares of common stock of Medical Staffing.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Medical Staffing so as to make an informed investment decision. More specifically, Medical Staffing had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Medical Staffing's securities.


ITEM 27.  EXHIBITS


EXHIBIT NO.
-----------
3.1             Articles of Incorporation, as amended               Incorporated by reference to Exhibit 3(a) to Medical
                                                                    Staffing's Registration Statement on Form SB-2 as
                                                                    filed with the United States Securities and Exchange
                                                                    Commission on October 9, 2001

3.2             By-laws                                             Incorporated by reference to Exhibit 3(b) to Medical
                                                                    Staffing's Registration Statement on Form SB-2 as
                                                                    filed with the United States Securities and Exchange
                                                                    Commission on October 9, 2001

3.3             Certificate of Amendment to Articles of             Incorporated by reference to Exhibit 3 to Medical
                Incorporation                                       Staffing's Annual Report on Form 10-KSB as filed with
                                                                    the United States Securities and Exchange Commission
                                                                    on March 27, 2003

3.4             Certificate of Amendment to Articles of             Incorporated by reference to Exhibit 3 to Medical
                Incorporation                                       Staffing's Annual Report on Form 10-KSB as filed with
                                                                    the United States Securities and Exchange Commission
                                                                    on April 9, 2004

5.1             Opinion of Burton, Bartlett & Glogovac              Provided herewith

10.1            Sublease Agreement dated December 23, 2002 by and   Incorporated by reference to Exhibit 10.1 to Medical
                among InterAmerica Technologies, Inc., Kemron       Staffing's Annual Report on Form 10-KSB as filed with
                Environmental Services and Telescience              the United States Securities and Exchange Commission
                International, Inc.                                 on April 9, 2004

EXHIBIT NO.
-----------
10.2            Promissory Note in the principal amount of          Incorporated by reference to Exhibit 10.2 to Medical
                $875,920 made by Medical Staffing in favor of B.    Staffing's Annual Report on Form 10-KSB as filed with
                B. Sahay                                            the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.3            Memorandum of Understanding dated March 10, 2004,   Incorporated by reference to Exhibit 10.3 to Medical
                by and between Silver Star Technologies, Inc. and   Staffing's Annual Report on Form 10-KSB as filed with
                TeleScience International, Inc.                     the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.4            Memorandum of Understanding by and between          Incorporated by reference to Exhibit 10.4 to Medical
                Telescience International, Inc. and Chesapeake      Staffing's Annual Report on Form 10-KSB as filed with
                Government Technologies, Inc.                       the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.5            Proposal dated January 7, 2004 from Professional    Incorporated by reference to Exhibit 10.5 to Medical
                Nursing Resources, Inc. to Telescience              Staffing's Annual Report on Form 10-KSB as filed with
                International, Inc.                                 the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.6            Standby Equity Distribution Agreement dated         Incorporated by reference to Exhibit 10.6 to Medical
                March 11, 2004 between Medical Staffing and         Staffing's Annual Report on Form 10-KSB as filed with
                Cornell Capital Partners, LP                        the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.7            Registration Rights Agreement dated March 11,       Incorporated by reference to Exhibit 10.7 to Medical
                2004 between Medical Staffing and Cornell Capital   Staffing's Annual Report on Form 10-KSB as filed with
                Partners, LP                                        the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.8            Escrow Agreement dated March 11, 2004 among         Incorporated by reference to Exhibit 10.8 to Medical
                Medical Staffing, Cornell Capital Partners, LP      Staffing's Annual Report on Form 10-KSB as filed with
                and Butler Gonzalez                                 the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.9            Securities  Purchase  Agreement dated March 11,     Incorporated by reference to Exhibit 10.9 to Medical
                2004 among Medical Staffing and the Buyers          Staffing's Annual Report on Form 10-KSB as filed with
                                                                    the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.10           Escrow Agreement dated March 11, 2004 among         Incorporated by reference to Exhibit 10.10 to Medical
                Medical Staffing, the Buyers and Butler Gonzalez,   Staffing's Annual Report on Form 10-KSB as filed with
                LP                                                  the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.11           $250,000 Convertible Debenture dated March 11,      Incorporated by reference to Exhibit 10.11 to Medical
                2004 between Medical Staffing and Cornell Capital   Staffing's Annual Report on Form 10-KSB as filed with
                Partners, LP                                        the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.12           Investor Registration Rights Agreement dated        Incorporated by reference to Exhibit 10.12 to Medical
                March 11, 2004 between Medical Staffing and the     Staffing's Annual Report on Form 10-KSB as filed with
                Investors                                           the United States Securities and Exchange Commission
                                                                    on April 9, 2004

EXHIBIT NO.
-----------
10.13           Placement Agent Agreement dated March 11, 2004      Incorporated by reference to Exhibit 10.13 to Medical
                among Medical Staffing, Newbridge Securities        Staffing's Annual Report on Form 10-KSB as filed with
                Corporation and Cornell Capital Partners, LP        the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.14           Renewal Agreement dated February 5, 2004, from      Incorporated by reference to Exhibit 10.14 to Medical
                Commonwealth of Pennsylvania to Telescience         Staffing's Annual Report on Form 10-KSB as filed with
                International, Inc. regarding Contract 2550-09      the United States Securities and Exchange Commission
                Personal Protection Equipment PPE                   on April 9, 2004

10.15           Memorandum of Understanding dated February 23,      Incorporated by reference to Exhibit 10.15 to Medical
                2004, to Mobile Healthcare Solutions, Inc. from     Staffing's Annual Report on Form 10-KSB as filed with
                Telescience International, Inc.                     the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.16           Master Contract dated April 1, 2004, by and         Incorporated by reference to Exhibit 10.17 to Medical
                between Telescience International, Inc. and         Staffing's Annual Report on Form 10-KSB as filed with
                State of California Department of Corrections       the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.17           Memorandum dated March 26, 2003 regarding Branch    Incorporated by reference to Exhibit 10.20 to Medical
                Office Location                                     Staffing's Annual Report on Form 10-KSB as filed with
                                                                    the United States Securities and Exchange Commission
                                                                    on April 9, 2004

10.18           $1,000,000 Promissory Note issued to Cornell        Incorporated by reference to Exhibit 10.18 to Medical
                Capital Partners, LP by Medical Staffing on June    Staffing's Annual Report on Form 10-KSB as filed with
                8, 2004                                             the United States Securities and Exchange Commission
                                                                    on March 31, 2005

10.19           $315,000 Promissory Note issued to Cornell          Incorporated by reference to Exhibit 10.19 to Medical
                Capital Partners, LP by Medical Staffing on         Staffing's Annual Report on Form 10-KSB as filed with
                October 6, 2004                                     the United States Securities and Exchange Commission
                                                                    on March 31, 2005

10.20           Form of Amended and Restated Promissory Note        Provided herewith
                issued to Cornell Capital Partners, LP by Medical
                Staffing on January 5, 2005 and amended on
                June 7, 2005

10.21           Employment Agreement between Medical Staffing and   Incorporated by reference to Exhibit 10.21 to Medical
                Brajnandan B. Sahay dated January 1, 2005           Staffing's Annual Report on Form 10-KSB as filed with
                                                                    the United States Securities and Exchange Commission
                                                                    on March 31, 2005

10.22           Contract dated December 6, 2004, by and between     Incorporated by reference to Exhibit 10.22 to Medical
                Telescience International, Inc. and State of        Staffing's Annual Report on Form 10-KSB as filed with
                California Department of Corrections                the United States Securities and Exchange Commission
                                                                    on March 31, 2005

10.23           Master Contract dated December 19, 2004, by and     Incorporated by reference to Exhibit 10.23 to Medical
                between Telescience International, Inc. and State   Staffing's Annual Report on Form 10-KSB as filed with
                of California Department of Corrections             the United States Securities and Exchange Commission
                                                                    on March 31, 2005

EXHIBIT NO.
-----------
10.24           90 Days Consulting Services Contract                Incorporated by reference to 5.1 to Medical Staffing's
                                                                    Form SB-2 as filed with the United States Securities
                                                                    and Exchange Commission on April 13, 2005

10.25           Form of Amended and Restated Promissory Note        Provided herewith
                issued to Cornell Capital Partners, LP by
                Medical Staffing on April 26, 2005 and amended
                on June 7, 2005

10.26           Asset  Purchase  Agreement,  effective  as of June  Incorporated  by  reference  to Exhibit 99.1 to Medical
                16,   2005,   by  and  among   MSSI,   Nurses  PRN  Staffing's  Amended  Form 8-K as filed  with the United
                Acquisition   Corp.,   Nurses  PRN,  LLC  and  the  States  Securities and Exchange  Commission on July 14,
                Members listed therein                              2005

10.27           $250,000  Promissory  Note,   effective  June  16,  Incorporated by reference to Exhibit 99.2 to Medical
                2005,  by  Nurses  PRN  Acquisition   Corp.,  Inc.  Staffing's Amended Form 8-K as filed with the United
                issued to Mr. Aftab Adamjee                         States Securities and Exchange Commission on July 14,
                                                                    2005

10.28           Executive  Employment  Agreement,  dated  June 16,  Incorporated by reference to Exhibit 99.3 to Medical
                2005, by and between Nurses PRN Acquisition  Corp.  Staffing's Amended Form 8-K as filed with the United
                and Mr. Robert Murphy                               States Securities and Exchange Commission on July 14,
                                                                    2005

10.29           Executive  Employment  Agreement,  dated  June 16,  Incorporated by reference to Exhibit 99.4 to Medical
                2005, by and between Nurses PRN Acquisition  Corp.  Staffing's Amended Form 8-K as filed with the United
                and Ms. Linda Romano                                States Securities and Exchange Commission on July 14,
                                                                    2005

10.30           Release,   dated  June  16,  2005,  by  Mr.  Aftab  Incorporated by reference to Exhibit 99.5 to Medical
                Adamjee  releasing all claims  against Nurses PRN,  Staffing's Amended Form 8-K as filed with the United
                LLC, Mr. Robert Murphy and Ms. Linda Romano         States Securities and Exchange Commission on July 14,
                                                                    2005

10.31           Release,  dated May 26,  2005,  by Mr.  Phil Dodge  Incorporated by reference to Exhibit 99.6 to Medical
                releasing all claims against Nurses PRN, LLC        Staffing's Amended Form 8-K as filed with the United
                                                                    States Securities and Exchange Commission on July 14,
                                                                    2005

10.32           Release,  dated  June  16,  2005,  by  Mr.  Robert  Incorporated by reference to Exhibit 99.7 to Medical
                Murphy  releasing all claims  against  Nurses PRN,  Staffing's Amended Form 8-K as filed with the United
                LLC                                                 States Securities and Exchange Commission on July 14,
                                                                    2005

10.33           Release,  dated June 16, 2005, by Ms. Linda Romano  Incorporated by reference to Exhibit 99.8 to Medical
                releasing all claims against Nurses PRN, LLC        Staffing's Amended Form 8-K as filed with the United
                                                                    States Securities and Exchange Commission on July 14,
                                                                    2005

10.34           Assumption Agreement,  dated June 16, 2005, by and  Incorporated by reference to Exhibit 99.9 to Medical among  Nurses  PRN,  LLC,  Nurses PRN  Acquisition  Staffing's Amended Form 8-K as filed with the United
                Corp. and Mr. Jeffrey T. Dowling                    States Securities and Exchange Commission on July 14,
                                                                    2005

EXHIBIT NO.
-----------

10.35           Pledge  Agreement,  dated  June 16,  2005,  by and  Incorporated by reference to Exhibit 99.10 to Medical between Mr.  Robert Murphy and Ms. Linda J. Romano  Staffing's Amended Form 8-K as filed with the United
                as Pledgor and Mr. Jeffrey T. Dowling as Pledgee    States Securities and Exchange Commission on July 14,
                                                                    2005

10.36           Indemnity and Guaranty  Agreement,  dated June 16,  Incorporated by reference to Exhibit 99.11 to Medical
                2005, by and among Mr. Aftab  Adamjee,  Mr. Robert  Staffing's Amended Form 8-K as filed with the United
                Murphy and Ms.  Linda  Romano as  Indemnitors  and  States Securities and Exchange Commission on July 14,
                Nurses PRN, LLC                                     2005

10.37           Guaranty  of  Payment,  dated  June 16,  2005,  by  Incorporated by reference to Exhibit 99.12 to Medical
                Medical Staffing  Solutions,  Inc. with respect to  Staffing's Amended Form 8-K as filed with the United
                Mr. Jeffrey T. Dowling                              States Securities and Exchange Commission on July 14,
                                                                    2005

10.38           Form of Guaranty of Payment,  by Medical  Staffing  Incorporated by reference to Exhibit 99.13 to Medical
                Solutions, Inc. with respect to Mr. Aftab Adamjee   Staffing's Amended Form 8-K as filed with the United
                                                                    States Securities and Exchange Commission on July 14,
                                                                    2005

10.39           Guaranty,  dated  June  16,  2005,  by Mr.  Robert  Incorporated by reference to Exhibit 99.14 to Medical
                Murphy  and  Ms.  Linda  Romano  with  respect  to  Staffing's Amended Form 8-K as filed with the United
                Jeffrey  T.   Dowling   and  the  payment  of  all  States Securities and Exchange Commission on July 14,
                indebtedness of Nurses PRN, LLC                     2005

10.40           Bill of Sale,  undated, by and between Nurses PRN,  Incorporated by reference to Exhibit 99.15 to Medical
                LLC and Nurses PRN Acquisition Corp.                Staffing's Amended Form 8-K as filed with the United
                                                                    States Securities and Exchange Commission on July 14,
                                                                    2005

10.41           Assignment  and Assumption  Agreement,  dated June  Incorporated by reference to Exhibit 99.16 to Medical
                16,  2005,  by and  between  Nurses  PRN,  LLC and  Staffing's Amended Form 8-K as filed with the United
                Nurses PRN Acquisition Corp.                        States Securities and Exchange Commission on July 14,
                                                                    2005

10.42           Joinder,  dated June 10, 2005,  by and between Mr.  Incorporated by reference to Exhibit 99.17 to Medical
                Aftab Adamjee and Mr. Jeffrey T. Dowling            Staffing's Amended Form 8-K as filed with the United
                                                                    States Securities and Exchange Commission on July 14,
                                                                    2005

10.43           Confirmation of Closing in Escrow,  dated June 16,  Incorporated by reference to Exhibit 99.18 to Medical
                2005, by and between  attorneys  for MSSI,  Nurses  Staffing's Amended Form 8-K as filed with the United
                PRN Acquisition Corp. and Nurses PRN, LLC           States Securities and Exchange Commission on July 14,
                                                                    2005

10.44           SYSTRAN Financial Services Corporation Factoring    Incorporated by reference to Exhibit 99.1 to Medical
                Agreement, dated as of June 30, 2005, by and        Staffing's Form 8-K as filed with the United States
                between Medical Staffing Solutions, Inc.,           Securities and Exchange Commission on July 14, 2005
                TeleScience International, Inc., Nurses PRN
                Acquisition Corp. and SYSTRAN Financial Service
                Corporation

EXHIBIT NO.
-----------
10.45           Form of Addendum to the SYSTRAN Financial           Incorporated by reference to Exhibit 99.2 to Medical
                Services Corporation Factoring Agreement            Staffing's Form 8-K as filed with the United States
                                                                    Securities and Exchange Commission on July 14, 2005

10.46           Form of Continuing Guaranty                         Incorporated by reference to Exhibit 99.3 to Medical
                                                                    Staffing's Form 8-K as filed with the United States
                                                                    Securities and Exchange Commission on July 14, 2005

10.47           Form of Letter to SYSTRAN Credit and Operations     Incorporated by reference to Exhibit 99.4 to Medical
                Departments                                         Staffing's Form 8-K as filed with the United States
                                                                    Securities and Exchange Commission on July 14, 2005

14.1            Code of Ethics                                      Incorporated by reference to Exhibit 14.1 to Medical
                                                                    Staffing's Annual Report on Form 10-KSB as filed with
                                                                    the United States Securities and Exchange Commission
                                                                    on April 9, 2004

23.1            Consent of Burton, Bartlett & Glogovac              Incorporated by reference to Exhibit 5.1 herewith

23.2            Consent of Bagell, Josephs & Company, L.L.C.        Provided herewith

Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include  any  prospectus  required  by  Sections
10(a)(3) of the Securities Act of 1933 (the "Act");


                           (ii)  Reflect   in    the   prospectus   any   which,
individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


                           (iii)  Include  any  additional  or changed  material
information on the plan of distribution;


                  (2) That, for determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on August 5, 2005.

Date:    August 5, 2005              MEDICAL STAFFING SOLUTIONS, INC.

                                     By:      /s/ Brajnandan B. Sahay
                                              ----------------------------------
                                     Name:    Brajnandan B. Sahay
                                     Title:   President, Chief Executive Officer
                                              and Principal Financial Officer


         In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Signature                            Title                                   Date
---------                            -----                                   ----
By:  /s/ Brajnandan B. Sahay         Chairman of the Board of Directors      Date: August 5, 2005
     -----------------------
     Brajnandan B. Sahay